Exhibit 99.4

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.  It is being sent to Scheme Creditors, being certain creditors of Sea Containers Services Limited. If you are in any doubt as to any aspect of these proposals and/or about the action you should take, you should immediately consult your stockbroker, bank manager, solicitor, accountant or other professional adviser under the Financial Services and Markets Act 2000 if you are in the United Kingdom or, if not, seek advice from another appropriately authorised independent financial adviser.

Further copies of this document may be obtained from Kirkland & Ellis International LLP whose contact details are set out on page 3.

Proposal in relation to a

SCHEME OF ARRANGEMENT

(pursuant to part 26 of the Companies Act 2006 of Great Britain)

between

SEA CONTAINERS SERVICES LIMITED

and its

SCHEME CREDITORS

(as defined in the Scheme of Arrangement)

This document comprises an explanatory statement for the purposes of section 897 of the Companies Act 2006 of Great Britain in relation to the Scheme.  A letter from the Company containing a recommendation from the Board that you vote in favour of the proposals appears in Section I of the Explanatory Statement.  The actions you are recommended to take as a Scheme Creditor are set out in paragraph 10 of the Company’s letter set out in Section I of the Explanatory Statement.

A meeting of Scheme Creditors convened by order of the High Court of Justice of England and Wales to consider the Scheme will be held at the offices of Kirkland & Ellis International LLP, 30 St Mary Axe, London EC3A 8AF on [27 October] 2008 commencing at 10.00 am. (London time).  A notice of the meeting is set out in Part III of this document and the action required to be taken by Scheme Creditors is set out in paragraph 10 of Section I of the Explanatory Statement.

[•] 2008

CONTENTS

IMPORTANT NOTICE TO SCHEME CREDITORS	1

PART I: EXPLANATORY STATEMENT	6

SECTION I: LETTER FROM SEA CONTAINERS SERVICES LIMITED	6

SECTION II: INTRODUCTION	11

SECTION III: BACKGROUND TO THE SCHEME OF ARRANGEMENT	19

SECTION IV: SUMMARY OF THE SCHEME	21

APPENDIX I TO PART I	26

PART II: THE SCHEME OF ARRANGEMENT	34

PART III: NOTICE OF MEETING TO SCHEME CREDITORS	55

IMPORTANT NOTICE TO SCHEME CREDITORS

The Scheme

This document has been prepared in connection with a proposed scheme of arrangement (the “Scheme”) pursuant to part 26 of the Companies Act between Sea Containers Services Limited (the “Company”) and its Scheme Creditors (as defined in the Scheme).

Scheme Claims

The Scheme will take effect:

(i)                                   as a legally enforceable agreement the effect of which is to reduce the amount of any Section 75 Debt due to the Pension Scheme Trustees from the Company to a sum of US$1 in respect of each Pension Scheme sanctioned by the court as part of an arrangement under part 26 of the Companies Act (as successor to section 425 of the Companies Act 1985 by operation of section 1297 of the Companies Act) and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of Scheme Claims; or

(ii)                                in respect of the 1983 Pension Scheme only, if, prior to the Scheme becoming Effective: (i) the Pension Protection Fund has determined to validate a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005; and (ii) The Trustees of the Sea Containers 1983 Pension Scheme have given notice that the 1983 Scheme Deed of Compromise shall become effective, to preserve the amount of US$1, which is due to The Trustees of the Sea Containers 1983 Pension Scheme from the Company pursuant to the 1983 Scheme Deed of Compromise.

In respect of each of (i) and (ii) above, the liability of the Company to the Pension Scheme Trustees shall be satisfied by payment of Scheme Consideration to each Scheme Creditor, consisting of US$1.

Scheme Creditors

The Scheme Creditors are the Pension Scheme Trustees.

Each of the Pension Scheme Trustees will be deemed to have participated in the Scheme for the value of its respective share of the aggregate Pension Scheme Indebtedness and will be deemed to Claim in the Scheme for such amount only.

Entitlement to vote at the Scheme Meeting

Each Pension Scheme Trustee is a Scheme Creditor and may attend and vote at the Scheme Meeting.  Notice of the Scheme Meeting is set out at Part III of this document.

As each Pension Scheme Trustee is deemed to have claimed in the Scheme, it will be entitled to attend and vote at the Scheme Meeting to consider and, if thought fit, approve the Scheme.  The Scheme will fail unless the approval of the requisite majority of Scheme Creditors is obtained.  Each Pension Scheme Trustee may thus vote on the Plan and the Scheme.  There will be separate votes, one on the Scheme, by way of the Form of Proxy and the other on the Plan, by way of the Plan Ballot.  Appendix I to the Explanatory Statement contains the Form of Proxy to be used at the Scheme Meeting, together with guidance notes for completing it.

The Bar Date

One of the important differences between the Chapter 11 Cases and the Scheme is that, in the US, it is possible for the court to set a “bar date”, being a date by which all Creditors must submit details of their Claims, failing which they will be prevented from pursuing a Claim.

By the US Bar Date Order the US Bankruptcy Court set this date for 16 July 2007.  The US Bankruptcy Court also set the Employee Bar Date for 25 August 2008 by the Employee Bar Date Order.  You should have already received correspondence within the Chapter 11 Cases notifying you of this, and of any steps you must have taken in order to protect any Claim you may have against any of the Debtors.

The procedure in the UK in connection with the submission of Creditors’ Claims is somewhat different.  A Bar Date for the submission of claims is set within the terms of the Scheme.

Information

This document (including, in particular, the Explanatory Statement) has been prepared solely to assist Scheme Creditors in respect of voting on the Scheme. Nothing in this document or any other document issued with or appended to it should be relied on for any other purpose than to make a decision on the Scheme.  The statements contained in this document are made as at the date of this document, unless another time is specified. Service of this document shall not give rise to any implication that there has been no change to the facts set out in it since such date.

The summary of the principal provisions of the Scheme and related matters in this document is qualified in its entirety by reference to the Scheme itself, the full text of which is set out at Part II of this document.  Each Scheme Creditor is advised to read and consider carefully the text of the Scheme.

The information contained in this document has been prepared based upon information available to the Company. To the best of the Company’s knowledge, information and belief, the information contained in this document is in accordance with the facts and does not omit anything likely to affect the importance of such information.  Nothing contained in this document shall constitute a representation, warranty or guarantee of any kind, express or implied, on the part of any person with respect to any matter whatsoever, and no person has been authorised by the Company to make any representations concerning the Scheme which are inconsistent with the statements made in this document and, if made, such representation may not be relied upon as having been authorised.  Nothing contained in this document shall be deemed to be a forecast, projection or estimate of the future financial performance of the Company, SCL or the Group.

None of the Scheme Creditors, the Scheme Administrators or their respective financial or legal advisers, who have engaged in discussion or who have consulted with the Company and its advisers concerning the Scheme and/or who have assisted or will assist with the distribution of documentation relating to the Scheme, the voting procedures in respect of the Scheme and/or the submission or delivery of elections in respect of Scheme Consideration, has verified that the information contained in this document is in accordance with the facts and does not omit anything likely to affect the importance of such information.  Each of these persons expressly disclaims responsibility for such information.

You should not construe the contents of this document as legal, tax, financial or other professional advice. You are recommended to consult your own professional advisers as to legal, tax, financial or other matters relevant to the action you should take in connection with the Scheme.

Scheme Creditors should carefully consider the provisions of the Scheme with respect to legal and regulatory restrictions generally. Any persons who are in doubt as to how legal or regulatory restrictions may affect them in relation to the Scheme are strongly advised to consult their professional advisers.

Assistance for Scheme Creditors

If you are a Scheme Creditor, you should refer to the relevant explanations at Section IV of the Explanatory Statement to assist you in determining what actions will be required of you in connection with the Scheme.

The Company has appointed Kirkland & Ellis International LLP in respect of the Scheme to facilitate communications with Scheme Creditors.  If you have any queries relating to this document or what is required of you, please contact: Lyndon E. Norley at Kirkland & Ellis International LLP, whose contact details are set out below, for assistance.  All relevant documentation may be requested in electronic form from Lyndon E. Norley at Kirkland & Ellis International LLP.

Please contact Kirkland & Ellis International LLP at:

Kirkland & Ellis International LLP
Attention: Lyndon E. Norley
30 St Mary Axe
London
EC3A 8AF
United Kingdom
Telephone: +44 207 469 2070

KEY DATES AND EXPECTED TIMETABLE(1)

The times and dates given below and mentioned throughout the Explanatory Statement and the Scheme are based on current best case expectations and are subject to change.

Defined terms used in this timetable have the meanings set out in the Scheme set out at Part II of this document.

Record Date(2)	15 October 2006
Date of publication of this document	[17] October 2008
Latest time and date for receipt of Forms of Proxy from Scheme Creditors for the Scheme Meeting	[27] October 2008
Scheme Meeting	[27 October 2008]
Court Hearing of the Petition to sanction the Scheme	[4 November 2008]
Earliest Effective Date(3)	[late December] 2008
Bar Date	[One Business Day after the Scheme becomes Effective]
Distribution of Scheme Consideration	as soon as practicable after the Effective Date

Scheme Creditors will be kept advised by Kirkland & Ellis International LLP of the progress of the Scheme and of any significant changes to the expected timetable under the Scheme.

(1)

The times and dates (including those of the Effective Date) in this timetable are indicative only, are based upon the Company’s current best case expectation and will depend, amongst other things, on the timetable fixed by the Court, whether the Scheme Meeting is adjourned, the date upon which the Court allocates a hearing for sanction of the Scheme, and the date on which steps are taken to make the Scheme Effective. All references to time in this document are to London time except where otherwise stated.

(2)

For the purposes of the Chapter 11 Cases, the Record Date for determining Claims was set as 15 October 2006, however, the Company agrees and acknowledges that the Scheme Claims will not be determined as at the Record Date but will be determined on the date on which they are certified by the actuary to the Pension Schemes or, in the case of the 1983 Pension Scheme only, if prior to the Scheme becoming Effective the 1983 Scheme Deed of Compromise has become effective, the date on which the 1983 Scheme Deed of Compromise becomes effective, which in any case will occur prior to the Bar Date.

(3)	This date is indicative only and based upon the Company’s current best case expectation, and may change as a result of, inter alia, any of the factors outlined in note (1) above.

INDEX TO PART I: EXPLANATORY STATEMENT

PART I: EXPLANATORY STATEMENT		6
SECTION I: LETTER FROM SEA CONTAINERS SERVICES LIMITED		6
1.	Introduction	6
2.	What is a Scheme of Arrangement and how does it become binding?	7
3.	Why has the Scheme been proposed?	7
4.	Potential Advantages of the Scheme	8
5.	Who will be affected?	8
6.	Which creditors are not covered by the Scheme?	9
7.	Treatment of Claims	9
8.	Voting on the Scheme	9
9.	What will happen after the Scheme becomes Effective?	9
10.	What should Scheme Creditors do now?	9
11.	Recommendation of the Scheme	10
SECTION II: INTRODUCTION		11
1.	Definitions and Interpretation	11
2.	History of the Company and Background to the Scheme and Plan	11
3.	Purpose	17
SECTION III: BACKGROUND TO THE SCHEME OF ARRANGEMENT		19
1.	What is a Scheme of Arrangement and a Plan of Reorganisation?	19
2.	What is proposed?	20
3.	Excluded Liabilities	20
SECTION IV: SUMMARY OF THE SCHEME		21
1.	Purpose of the Scheme	21
2.	Which Creditors are affected?	22
3.	Application	22
4.	Voting on the Scheme	22
5.	Corporate Representatives	22
6.	Court approval and filing with the Registrar of Companies	23
7.	Release	23
8.	Proceedings by Scheme Creditors	23
9.	Expenses and Costs of the Scheme	23
10.	Governing Law and Jurisdiction	24
11.	Satisfaction of Admitted Scheme Claims	24
12.	Duration and Termination of the Scheme	24
13.	The Scheme Administrators	24
14.	Documents Available for Inspection	24

PART I: EXPLANATORY STATEMENT

SECTION I:    LETTER FROM SEA CONTAINERS SERVICES LIMITED

Registered Office:
20 Upper Ground
London
SE1 9PF

Registered Number:
1304720

[•] 2008

Dear Scheme Creditor,

Scheme of Arrangement

1.                                       Introduction

We are writing to you in connection with the Scheme which the Company is proposing to enter into with its Scheme Creditors.  Unless otherwise indicated, capitalised terms and expressions defined in the Scheme shall have same meanings when used in this letter and the remainder of the Explanatory Statement.  The Scheme is set out in full in Part II of this document and a summary of its principal terms is set out in Section IV of the Explanatory Statement.

The purpose of the Explanatory Statement, of which this letter forms part, is to:

(i)                                   provide background information in relation to the Company and the business to be included in the Scheme;

(ii)                                explain the reasons for the Scheme; and

(iii)                             summarise the main provisions of the Scheme,

in order to assist Scheme Creditors to reach an informed decision on whether to vote in favour of the Scheme at the forthcoming Scheme Meeting at which the Scheme proposals will be formally submitted to Scheme Creditors for their approval.

The Explanatory Statement should not be relied upon as a substitute for reading the full terms of the Scheme.  Copies of the Scheme document and an Explanatory Statement along with the Plan and the Disclosure Statement are available in hard copy from Kirkland & Ellis International LLP on request at the address given below.

2.                                       What is a Scheme of Arrangement and how does it become binding?

A scheme of arrangement of the kind proposed by the Company is an arrangement provided for by part 26 of the Companies Act between a company and its creditors (or any class of them).  The Scheme will become Effective in accordance with its terms if:

(i)                                   a majority in number representing at least 75% in value of the Scheme Creditors present and voting either in person or by proxy at the meeting ordered to be summoned by the Court agrees to the arrangement; and

(ii)                                the arrangement is sanctioned by order of the Court which grants an order to this effect; and

(iii)                             each of the conditions set forth in Article VII of the Pension Schemes Settlement Agreement is satisfied or waived by each applicable Pension Scheme Trustee by delivery of a letter or letters addressed to Lyndon E. Norley, Kirkland & Ellis International LLP, 30 St Mary Axe, London EC3A 8AF, United Kingdom from both Pension Scheme Trustees providing notification of satisfaction or waiver of the conditions set forth in Article VII of the Pension Schemes Settlement Agreement; and

(iv)                              an office copy of the sealed Order together with the Scheme is delivered to the Companies Registrar for registration.

A Scheme Meeting will be held on [27 October] 2008 at the offices of Kirkland & Ellis International LLP, 30 St Mary Axe, London EC3A 8AF at 10.00 a.m. (London time) to consider and vote on the proposed Scheme.

3.                                       Why has the Scheme been proposed?

By paragraph (2) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005, an occupational pension scheme which would otherwise be an eligible scheme for the purposes of the Pension Protection Fund (being a statutory body established to provide compensation to members of underfunded pension schemes whose employers have become insolvent) shall not be an eligible scheme where at any time the trustees or managers of that scheme enter into a legally enforceable agreement the effect of which is to reduce the amount of any debt due to the scheme under section 75 of the Pensions Act.  However, paragraph (2) shall not apply (among other cases) where, before the beginning of an assessment period for the Pension Protection Fund:

(i)                                   the trustees or managers enter into a legally enforceable agreement the effect of which is to reduce the amount of any debt due to the scheme under section 75 of the Pensions Act as part of an arrangement under part 26 of the Companies Act (as successor to section 425 of the Companies Act 1985 by operation of section 1297 of the Companies Act); or

(ii)                                the trustees or managers enter into a legally enforceable agreement with the effect as described in (i) above and the Pension Protection Fund has determined to validate a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005.

On 5 February 2008, the Pensions Regulator issued Financial Support Directions against SCL in respect of the Company’s liabilities to the Pension Scheme Trustees under section 75 of the Pensions Act and requiring SCL to put in place financial support in respect of those liabilities.  The Pensions Regulator has indicated that it will not approve any form of financial support which would prejudice the eligibility of the Pension Schemes for the Pension Protection Fund.

The purpose of the Scheme is therefore:

(i)                                   subject to the below, to constitute a legally enforceable agreement between the Company and each Pension Scheme Trustee the effect of which is to reduce the amount of any Section 75 Debt due to the Pension Scheme Trustees from the Company to a sum of US$1 in respect of each Pension Scheme as part of an arrangement under part 26 of the Companies Act (as successor to section 425 of the Companies Act 1985 by operation of section 1297 of the Companies Act) and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of Scheme Claims; or

(ii)                                in respect of the 1983 Pension Scheme only, if, prior to the Scheme becoming Effective: (i) the Pension Protection Fund has validated a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005 and (ii) The Trustees of the Sea Containers 1983 Pension Scheme have given notice that the 1983 Scheme Deed of Compromise shall become effective, to preserve the amount of US$1, which is due to The Trustees of the Sea Containers 1983 Pension Scheme from the Company pursuant to the 1983 Scheme Deed of Compromise and, subject always to payment by the Company of Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of any Scheme Claim of The Trustees of the Sea Containers 1983 Pension Scheme.

In respect of each of (i) and (ii) above, the liability of the Company to the Pension Scheme Trustees shall be satisfied by payment of Scheme Consideration to each Scheme Creditor, consisting of US$1.

4.                                       Potential Advantages of the Scheme

The Company believes that the Scheme offers Scheme Creditors the advantage of allowing the Pension Scheme Trustees to resolve any Section 75 Debt in accordance with the Pensions Schemes Settlement Agreement whilst retaining eligibility for the Pension Protection Fund and facilitating implementation of the Plan.

5.                                       Who will be affected?

The proposed Scheme is between the Company and its Scheme Creditors and accordingly only Scheme Creditors will be affected. “Scheme Creditors” are the Pension Scheme Trustees in respect of the aggregate amount of Pension Scheme Indebtedness.

Scheme Creditors should note that, if Effective, the Scheme will bind the Company and all of its Scheme Creditors, irrespective of whether or not those Scheme Creditors received actual notification of the Scheme and/or whether they voted at the Scheme Meeting or, if they voted, of whether they voted for or against the Scheme.

6.                                       Which creditors are not covered by the Scheme?

The Scheme will not affect any creditor of the Company who is not a Scheme Creditor for the purposes of a Scheme Claim including, for the avoidance of doubt, the holders of Intercompany Claims and holders of any claims that are preferred by English law or any other unsecured creditor claims against the Company.

7.                                       Treatment of Claims

Each Pension Scheme Trustee will be deemed to have claimed in the Scheme for its share of the aggregate Pension Scheme Indebtedness.

Scheme Creditors will receive a distribution under and in accordance with the terms of the Plan, the Pension Schemes Settlement Agreement and the Bermuda Scheme and an additional distribution of Scheme Consideration under the Scheme.  For the avoidance of doubt, the additional distribution of Scheme Consideration under the Scheme is wholly without prejudice to the rights of the Pension Scheme Trustees to receive a distribution under the Plan, the Pension Schemes Settlement Agreement and the Bermuda Scheme.

8.                                       Voting on the Scheme

As each Pension Scheme Trustee is deemed to have claimed in the Scheme, it will be entitled to attend and vote at the Scheme Meeting as a Scheme Creditor to consider and, if thought fit, approve the Scheme.  The Scheme will fail unless the approval of the requisite majority of Scheme Creditors is obtained.  Each Pension Scheme Trustee may thus vote on the Plan and the Scheme.  There will therefore be separate votes, one on the Scheme by way of the Form of Proxy, and the other on the Plan, by way of the Plan Ballot.  Appendix I to the Explanatory Statement contains the Form of Proxy  to be used at the Scheme Meeting, together with guidance notes for completing it.

9.                                       What will happen after the Scheme becomes Effective?

Providing the Scheme becomes Effective, it is intended that a distribution of Scheme Consideration will be made to Scheme Creditors who have submitted Scheme Claims against the Company before the Bar Date.

Scheme Creditors will receive a distribution under and in accordance with the Plan, the Pension Schemes Settlement Agreement and the Bermuda Scheme and an additional distribution of Scheme Consideration under the Scheme.  For the avoidance of doubt, the additional distribution of Scheme Consideration under the Scheme is wholly without prejudice to the rights of the Pension Scheme Trustees to receive a distribution under the Plan, the Pension Schemes Settlement Agreement and the Bermuda Scheme.

10.                                 What should Scheme Creditors do now?

If you are a Scheme Creditor, you are entitled to attend and vote at the Scheme Meeting.  The Scheme Meeting will be convened pursuant to the directions which have been given by the Court for the purpose of allowing Scheme Creditors to consider and, if thought fit, approve the Scheme.  The Scheme Meeting will be held on [27 October] 2008 at the offices of Kirkland & Ellis International LLP, 30 St Mary Axe, London EC3A 8AF at 10.00 a.m. (London time).

Formal notice of the Scheme Meeting is given in Part III of this document. Scheme Creditors may attend the Scheme Meeting in person (or, if a corporation, by a duly authorised representative) or may vote by proxy.  Appendix I to this Explanatory Statement contains the Form of Proxy to be used at the Scheme Meeting, together with guidance notes for completing it.  Where a Scheme Creditor has given a proxy to another party, the Scheme Creditor may still attend the Scheme Meeting, but any proxy will not be entitled to vote if such Scheme Creditor votes in person.  Whether or not Scheme Creditors intend to be present in person at the Scheme Meeting, they are requested to complete and sign the Form of Proxy in accordance with the instructions printed on the form and the guidance notes.

Any completed Forms of Proxy should be returned as soon as possible, and in any event so that they are received by 9.00 a.m. (London time) on [27 October] 2008, to:

Kirkland & Ellis International LLP
Attention: Lyndon E. Norley
30 St Mary Axe
London
EC3A 8AF
England
Telephone: +44 207 469 2070

The Company would like as many votes as possible to be cast at the Scheme Meeting (whether in person or by proxy).  Each Scheme Creditor is therefore encouraged to sign and return its Form of Proxy as soon as possible.

The value attributed to each Scheme Creditor’s Scheme Claim for voting purposes will be that attributable to the Pension Scheme Indebtedness.

The Chairman of the Scheme Meeting will be Lyndon E. Norley of Kirkland & Ellis International LLP.

If any Scheme Creditor is unclear about, or has any questions concerning the action it is required to take, it should contact Lyndon E. Norley using the contact details given above.

11.                                 Recommendation of the Scheme

The Board considers that the Scheme offers Scheme Creditors an effective and economical method of having their claims against the Company determined so as to achieve finality in respect of Scheme Claims. All Scheme Creditors who are entitled to vote at the Scheme Meeting are encouraged to vote in favour of the Scheme.

Yours faithfully

Laura Barlow
Chief Restructuring Officer of Sea Containers Services Limited

SECTION II:     INTRODUCTION

1.                                     Definitions and Interpretation

In the Explanatory Statement, unless the context otherwise requires, capitalised terms shall have the meanings defined in Clause 1 of the Scheme which is set out in Part II of this document.

2.                                       History of the Company and Background to the Scheme and Plan

2.1                               Origins

2.1.1                      The Company is organised under the laws of England and Wales and is a wholly-owned indirect subsidiary of SCL.  The Company provides managerial and administrative services to SCL and the Non-Debtor Subsidiaries and employs substantially all of the Debtors’ employees.  The Company’s employees, among other things, operate the information technology systems, manage the financial and accounting services, provide managerial services, and administer payroll and other human resource services for SCL and the other members of the Group.

2.1.2                      The Group’s primary business involves leasing cargo containers to ocean carriers and shippers throughout the world.  Since the late 1970s, the Group has steadily diversified its operations and entered into certain Non-Core Businesses.

2.2                               GE SeaCo

2.2.1                      In 1998, SCL and an affiliate of GE Capital Corporation, GE Container SRL (as succeeded by GE Capital Container SRL and GE Capital Container Two SRL, (“GE Capital”) formed GE SeaCo SRL (“GE SeaCo”), as a joint venture organised under the laws of Barbados, to engage in the business of leasing marine containers to ocean carriers and shippers and leasing certain land containers.  Prior to the formation of GE SeaCo, GE Capital’s parent had engaged in the marine container operating lease business through its subsidiary, Genstar Container Corporation (“Genstar”).  GE SeaCo was formed to operate and manage substantially all of the shipping container operating lease businesses of SCL and Genstar.  Currently, GE SeaCo is one of the four largest container operating lessors in the world with a fleet of approximately 945,000 twenty-foot equivalent units under management, as described below.

2.2.2                      GE SeaCo was established pursuant to an Omnibus Agreement, dated 19 March 1998, signed by SCL, GE SeaCo, Genstar, and GE Capital (the “Omnibus Agreement”).  The principal transactions and agreements contemplated in the Omnibus Agreement were consummated as of 1 May 1998.  Among the principal documents executed as of 1 May 1998 were a Members’ Agreement between SCL and GE Capital (as amended, the “Members’ Agreement”), a Services Agreement among SCSL, GE SeaCo and GE SeaCo Services (the “JV Services Agreement”), two Master Lease Agreements (as amended, the “MLAs”) and two Equipment Management

Agreements (as amended, the “EMAs”).  The Omnibus Agreement contemplated that GE SeaCo would manage the parties’ combined container fleets, with certain exceptions, as well as its own containers.  The containers under management form three distinct groups:

(i)                                   the first group (the “Leased Fleet”) is governed by the MLAs and consists of containers that are owned by each of SCL (or its subsidiaries) and Genstar, which GE SeaCo leases in return for payment of rent;

(ii)                                the second group (the “Managed Fleet”) is subject to the EMAs and consists of containers that are owned by SCL (or its subsidiaries) and Genstar, and managed by GE SeaCo.  GE SeaCo pays out the net earnings of the containers to their respective owners and receives a management fee in exchange; and

(iii)                             the third and final group of containers is owned outright by GE SeaCo (the “Owned Fleet”).

2.2.3                      SCL, through its non-debtor, wholly-owned subsidiary Quota Holdings Limited, owns 50% of the Class A Quotas of GE SeaCo, representing the economic value of the Owned Fleet and other assets of GE SeaCo, other than the Leased Fleet.  SCL also owns 30% of the Class B Quotas of GE SeaCo, which represent the residual value of the Leased Fleet following GE SeaCo’s payment of MLA rent and expenses.  The significant majority of SCL’s portions of the Leased Fleet and the Managed Fleet are owned by Sea Containers SPC Ltd, a “bankruptcy remote” subsidiary of SCL established on 20 December 1996 to facilitate a prepetition securitised financing arrangement.

2.3           Disclosure Statement

The Disclosure Statement provides significant additional information about the businesses of the Group at Article II and Article III and should be read in conjunction with this Explanatory Statement.

2.4           Chapter 11 Cases

Following a period of financial difficulties and a steady decline in liquidity, on 15 October 2006, the Company and the other Debtors each filed voluntary petitions for relief in the US Bankruptcy Court under chapter 11 of the US Bankruptcy Code.  The Group commenced the Chapter 11 Cases because: (a) they did not have sufficient cash to pay certain obligations that came due on 15 October 2006 and (b) there was a risk that certain creditors may take precipitous enforcement actions against the Debtors and their assets, which could have jeopardised the value of the Company as a whole and the Debtors’ ability to successfully reorganise their operations and balance sheet.  In accordance with the US Bankruptcy Code, the Company retained control of its affairs as “debtors in possession” while the Group sought to restructure or refinance itself.  Upon the commencement of the Chapter 11 Cases, as a matter of US Bankruptcy law, the Company received the benefit of an automatic stay of all actions and proceedings against it, intended to provide the Group with breathing space to enable it to negotiate with creditors, suppliers and strategic investors.

Pursuant to the foregoing proceedings, on 22 September 2008 the US Bankruptcy Court approved the Disclosure Statement. The Plan sets out the terms of the Debtors’ proposed reorganisation.  The principal objective of the Chapter 11 Cases is the confirmation of the Plan by the US Bankruptcy Court which will bind the Company, any person acquiring property under the Plan, any Creditor or equity interest holder of the Company, and any other person or entity as may be ordered by the US Bankruptcy Court in accordance with the applicable provisions of the US Bankruptcy Code.

The Plan, once confirmed, will not become Effective until the Bermuda Scheme has been approved and sanctioned and the formalities relating to the orders of the Bermuda Court to that effect have been complied with.  Neither the Scheme nor the Plan will become Effective unless each of the conditions set out in the Pension Schemes Settlement Agreement has been satisfied, or waived by the Pension Scheme Trustees.

2.5                               Provisional Liquidation

In furtherance of the proposed reorganisation and in order to facilitate the implementation of the Plan, SCL applied to the Bermuda Court by way of ex parte summons for the appointment of the Joint Provisional Liquidators.  On 16 October 2006, Gareth H. Hughes of Ernst & Young LLP in the UK and John C. McKenna in Bermuda were appointed as Joint Provisional Liquidators on terms that allowed the directors to continue in office subject to ongoing monitoring by the Joint Provisional Liquidators pursuant to the order appointing them.  Under the terms of the Provisional Liquidation Order, the SCL board has the sole right to control and direct SCL’s affairs, subject to monitoring by the Joint Provisional Liquidators.

The initial aim was not for the Joint Provisional Liquidators to take control of SCL (or for that matter the other companies in the Group) with a view to effecting a liquidation.  Rather, it was envisaged that the management of SCL should retain their power to manage SCL’s affairs under the aegis of the Chapter 11 Cases, subject to ongoing monitoring by the Joint Provisional Liquidators pursuant to the order appointing them.  The Bermuda Court sanctioned this approach at the time the application was made for the appointment of the Joint Provisional Liquidators.

The Joint Provisional Liquidators perform their monitoring role mainly through discussion with senior management and monitoring the business performance of SCL.

2.6                               GE Settlement

2.6.1                      A significant proportion of the value of the Debtors estates are locked in the GE SeaCo interests.  The Debtors and their advisers, along with the Creditors’ Committees analysed ways to unlock this value for distribution to their Creditors.  This was complicated by certain provisions in the Members’ Agreement and other governing agreements that condition or restrict the transfer and ownership of GE SeaCo quotas.  To avoid the uncertainty and delay that would be caused by protracted proceedings regarding these provisions, it was clear that the preferred path was a consensual deal with GE

SeaCo and GE Capital.  Discussions were initiated between the parties and these progressed to the exchange of drafts of a framework agreement which resulted in a settlement on 25 April 2008 (“GE Framework Agreement”).  The US Bankruptcy Court approved the GE Framework Agreement on 5 June 2008.  To effect the settlement, the parties will enter into multiple definitive documents which are currently being drafted.

2.6.2                      The principal terms of the GE Framework Agreement generally fall into the following categories:

(i)                                   facilitating confirmation of the Plan and emergence through GE Capital’s waiver of the “right of first offer”, “change of control” and other rights under the GE SeaCo governing agreements (solely for the purpose of the Plan);

(ii)                                  termination of the MLAs and the addition of containers subject to the MLAs to the EMA fleets;

(iii)                             payment of a “Special Termination Fee” to the lessors under the MLAs, the timing of which will be subject to GE SeaCo passing certain financial conditions and which will result in the payment of substantially all of the economic value associated with the Leased Fleet to the lessors who are also the members of GE SeaCo (after payment of the Special Termination Fee, the Class B Quotas will retain certain limited voting rights in accordance with Barbados law but will not have any material economic value);

(iv)                            certain amendments to the GE SeaCo governing agreements to update and streamline transfer provisions and to confirm GE Capital’s governance and operational control of GE SeaCo so long as GE Capital continues to own at least twenty per cent of the Class A Quotas;

(v)                               limitations on Newco’s post-emergence governance and ownership, in light of the potential impact on the regulatory status and business operations of GE SeaCo;

(vi)                              additional reporting and informational requirements relating to GE SeaCo;

(vii)                           a global settlement and release of outstanding claims among the Debtors, GE Capital and GE SeaCo; and

(viii)                      giving registration rights to quotaholders of GE SeaCo, including giving GE Capital and SCL the right to make two demand registrations each of their respective GE SeaCo quotas; provided, however, that GE Capital shall have the right to require Newco to first follow an appraisal procedure and potential drag-along at the appraised price for up to one year before GE SeaCo is obligated to honour any demand by Newco.

2.7           Pensions Settlement

2.7.1                      The Company is the principal employer in relation to the Pension Schemes.

2.7.2                      On 5 February 2008, the Pensions Regulator issued Financial Support Directions against SCL in respect of the Company’s liabilities to the Pension Scheme Trustees under section 75 of the Pensions Act and requiring SCL to put in place financial support in respect of those liabilities.

2.7.3                      Further to the Financial Support Directions and following extensive negotiations between the parties, in early February 2008, SCL, the Company and the Pension Scheme Trustees entered into the Pension Schemes Settlement Agreement pursuant to which and subject to its terms, the parties agreed (among other things) that:

(i)                                   general unsecured claims totalling US$194 million would be allowed against SCL for all purposes in the Chapter 11 Cases;

(ii)                                the Pension Schemes would have Allowed Pension Schemes Administrative Claims totalling US$5 million;

(iii)                             the amount, if any, of any Allowed Equalisation Claim (as defined in the Pension Schemes Settlement Agreement)  would be added to and become part of the allowed Pension Schemes’ general unsecured claims; and

(iv)                            the Pensions Schemes’ claims against the Company (among others) would be extinguished and discharged, provided that, unless waived by the Pension Scheme Trustees, any Section 75 Debt due from the Company (among others) to the Pension Scheme Trustees would be resolved by SCL procuring that the Company would enter into a legally enforceable agreement with the Pension Scheme Trustees, as part of an arrangement under part 26 of the Companies Act in order to ensure the Pension Schemes’ continued eligibility for the Pension Protection Fund.

2.7.4                      Modification or Amendment of the Pension Schemes Settlement Agreement:  Notwithstanding the US Bankruptcy Court’s approval of the Pension Schemes Settlement Agreement: (a) the SCSL Creditors’ Committee and the Pension Scheme Trustees; (b) the SCL Creditors’ Committee; and  (c) the Debtors, may reach an agreement to modify or amend the Pension Schemes Settlement Agreement, provided that such modification or amendment shall only be effective if each of: (a) the SCSL Creditors’ Committee and the Pension Scheme Trustees; (b) the SCL Creditors’ Committee; and (c) the Debtors, agree to the same in their respective sole and absolute discretion.

If such modification or amendment includes the following elements (provided, however, for the avoidance of doubt, the following elements do not constitute any limit or constraint on the terms or scope of any potential agreed modification or amendment to the Pension Schemes Settlement Agreement and no party is under any obligation to agree to any modification or amendment of the Pension Schemes Settlement Agreement):

(i)                                   the aggregate amount of the Allowed Pension Schemes Unsecured Claims is reduced from US$194 million by an amount of up to US$13 million (i.e., to a reduced amount of claim in an amount no less than US$181 million);

(ii)                                the aggregate amount of the Allowed Pension Schemes Administrative Claims is increased from US$5 million to an amount no greater than US$10 million (with payment of amounts in excess of US$5 million payable, in connection with the Plan, not before the Plan Effective Date);

(iii)                             the initial Equalisation Claims Reserve is reduced from US$69 million to an amount of US$60 million; and

(iv)                            payment of fees and expenses incurred by counsel for certain bondholders is made in an amount not to exceed approximately US$700,000,

then all Scheme Creditors entitled to vote who vote to accept the Plan and approve the Scheme, shall be deemed to have also accepted prospective modifications to the Plan and the Scheme (if any) that give effect to the foregoing modified or amended terms of the Pension Schemes Settlement Agreement.  To the extent that: (a) the SCSL Creditors’ Committee and the Pension Scheme Trustees; (b) the SCL Creditors’ Committee; and (c) the Debtors, each agree to amend or modify the Plan to implement the modified or amended Pension Schemes Settlement Agreement consistent with the elements listed above: (x) a vote to accept the Plan and approve the Scheme shall constitute a vote to accept the Plan and approve the Scheme as so modified; and (y) the entry of the Confirmation Order shall constitute the US Bankruptcy Court’s approval of such compromise or settlement pursuant to section 363 of the US Bankruptcy Code and US Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the US Bankruptcy Court.

2.7.5                      The Pensions Regulator has indicated that it will not approve any form of financial support which would prejudice the eligibility of the Pension Schemes to the Pension Protection Fund.

2.8                               The Scheme

If the Scheme becomes Effective it will bind the Company and the Scheme Creditors, whether they voted for the Scheme or not in respect of Scheme Claims.  The Scheme will:

2.8.1                      constitute a legally enforceable agreement between the Company and each Pension Scheme Trustee the effect of which is to reduce the amount of any Section 75 Debt due to the Pension Scheme Trustees from the Company to a sum of US$1 in respect of each Pension Scheme as part of an arrangement under part 26 of the Companies Act (as successor to section 425 of the

Companies Act 1985 by operation of section 1297 of the Companies Act) and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of Scheme Claims; or

2.8.2                      in respect of the 1983 Pension Scheme only, if, prior to the Scheme becoming Effective: (i) the Pension Protection Fund has validated a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005; and (ii) The Trustees of the Sea Containers 1983 Pension Scheme have given notice that the 1983 Scheme Deed of Compromise shall become effective, preserve the amount of US$1, which is due to The Trustees of the Sea Containers 1983 Pension Scheme from the Company pursuant to the 1983 Scheme Deed of Compromise and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of any Scheme Claim of The Trustees of the Sea Containers 1983 Pension Scheme.

In respect of each of 2.8.1 and 2.8.2 above, the liability of the Company to the Pension Scheme Trustees shall be satisfied by payment of Scheme Consideration to each Scheme Creditor, consisting of US$1.

2.9                               Recommendation

The Board has formed the view that the Scheme is necessary in order to satisfy the Company’s obligations under the Pension Schemes Settlement Agreement, to coordinate the Scheme with the Plan and to retain Pension Protection Fund eligibility for each Scheme, and that it is thus in the best interests of the Company and the Scheme Creditors.  Coordination of the Scheme with the Plan is crucial in order to ensure that there is no conflict between the reorganisation processes.  Without coordination, there could, and probably would, be conflicts between the systems which would be likely to increase the complexity and cost of the process, and to delay and reduce distributions to Scheme Creditors under the Plan and the Scheme.

3.                                     Purpose

3.1                               The purpose of this Explanatory Statement is:

3.1.1                      to provide background information in relation to the Company and its recent history;

3.1.2                      to explain the advantages and disadvantages of the proposed Scheme, the interdependency of the Bermuda Scheme and the Plan, and of the other courses of action which are available to the Company;

3.1.3                      to explain some of the detailed provisions of the Scheme and the Plan; and

3.1.4                      to allow Scheme Creditors to reach an informed decision on whether to vote in favour of the Scheme at the forthcoming Scheme Meeting.

3.2                               The Explanatory Statement is a guide only, and should not be relied on in place of reading the provisions of the Scheme and the Plan themselves.  The full Scheme is enclosed with this document.

3.3                               Accompanying this document is a copy of the Disclosure Statement and the Plan approved by the US Bankruptcy Court which explains in detail how the Scheme and the Plan will work and provides a great deal of information about the Company and its businesses.  Each should be read in conjunction with this document.

SECTION III:    BACKGROUND TO THE SCHEME OF ARRANGEMENT

1.             What is a Scheme of Arrangement and a Plan of Reorganisation?

1.1           A scheme of arrangement of the kind proposed by the Company is an arrangement provided for by part 26 of the Companies Act between a company and its creditors (or any class of them).  The Scheme will become Effective and legally binding on the Company and the Scheme Creditors in accordance with its terms if:

1.1.1        a majority in number representing at least 75% in value of the creditors present and voting either in person or by proxy at the meeting ordered to be summoned by the Court agrees to the arrangement; and

1.1.2        the arrangement is sanctioned by order of the Court which grants an order to this effect; and

1.1.3        each of the conditions set forth in Article VII of the Pension Schemes Settlement Agreement is satisfied or waived by each applicable Pension Scheme Trustee by delivery of a letter or letters addressed to Lyndon E. Norley, Kirkland & Ellis International LLP, 30 St Mary Axe, London EC3A 8AF, United Kingdom from both Pension Scheme Trustees providing notification of satisfaction or waiver of the conditions set forth in Article VII of the Pension Schemes Settlement Agreement; and

1.1.4        an office copy of the sealed Order together with the Scheme is delivered to the Companies Registrar for registration.

1.2           The consummation of a chapter 11 plan is the principal objective of a chapter 11 case.  A chapter 11 plan such as the Plan sets out the means for satisfying claims against, and interests in, a debtor.  Confirmation of a chapter 11 plan makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan, and any creditor of or equity holder in the debtor, whether or not such creditor or equity holder is impaired under or has accepted the plan, or receives or retains any property under the plan.  Subject to certain limited exceptions, and except as otherwise provided in the plan or the confirmation order itself, a confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes it for those debts the obligations specified under the confirmed plan.

1.3           A chapter 11 plan may specify that the legal, contractual, and equitable rights of the holders of claims or interests in certain classes are to remain unaltered by the restructuring effectuated by the plan.  Such classes are referred to as “unimpaired” and, because of such favourable treatment, are deemed to accept the plan.  Accordingly, a debtor need not solicit votes from the holders of claims or equity interests in such unimpaired classes.  A chapter 11 plan also may specify that certain classes will not receive any distribution of property or retain any claim against a debtor.  Such classes are deemed to reject the plan and, therefore, need not be solicited to vote to accept or reject the plan.  Any classes that are receiving a distribution of property under the plan but are not “unimpaired” will be solicited to vote to accept or reject the plan.

1.4           US Bankruptcy Code section 1123 provides that a chapter 11 plan shall classify the claims of a debtor’s creditors and equity interest holders.  In compliance therewith, the Plan divides Claims and Interests into various classes and sets out the treatment for each class.  A debtor is also required, under US Bankruptcy Code section 1122, to classify claims and interests into classes that contain claims and interests that are substantially similar to the other claims and interests in such classes.  The Debtors believe that the Plan has classified all Claims and Interests in compliance with section 1122, but it is possible that a Holder of a Claim or Interest may challenge the classification of Claims and Interests and that the US Bankruptcy Court may find that a different classification is required for the Plan to be confirmed.  In such event, the Debtors intend, to the extent permitted by the US Bankruptcy Court and the Plan, to make such modifications of the classifications under the Plan to permit confirmation and to use the Plan acceptances for the purpose of obtaining the approval of the reconstituted class or classes of which the accepting Holder ultimately is deemed to be a member.  Any such reclassification could adversely affect the class in which such Holder initially was a member, or any other class under the Plan, by changing the composition of such class and the vote required of that class for approval of the Plan.

2.             What is proposed?

2.1           As each Pension Scheme Trustee is deemed to have claimed in the Scheme it will be entitled to attend and vote at the Scheme Meeting to consider and, if thought fit, approve the Scheme.  The Scheme will fail unless the approval of the requisite majority of Scheme Creditors is obtained.  Each Pension Scheme Trustee will be asked to vote on both the Scheme and the Plan separately.  Appendix I to this Part I contains the Form of Proxy to be used at the Scheme Meeting, together with guidance notes for completing it.

2.2           The Scheme has been proposed in order to implement the terms of the Pension Schemes Settlement Agreement and ensure that the Pension Schemes can resolve the Section 75 Debts whilst retaining eligibility for the Pension Protection Fund.

3.             Excluded Liabilities

The Scheme will not affect any creditor of the Company who is not a Scheme Creditor for the purposes of a Scheme Claim including, for the avoidance of doubt, the holders of Intercompany Claims, any holders of unsecured claims and holders of any claims that are preferred by English law.

SECTION IV:    SUMMARY OF THE SCHEME

1.             Purpose of the Scheme

1.1           By paragraph (2) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005, an occupational pension scheme which would otherwise be an eligible scheme for the purposes of the Pension Protection Fund (being a statutory body established to provide compensation to members of underfunded pension schemes whose employers have become insolvent) shall not be an eligible scheme where at any time the trustees or managers of that scheme enter into a legally enforceable agreement the effect of which is to reduce the amount of any debt due to the scheme under section 75 of the Pensions Act.  However paragraph (2) shall not apply (among other cases) where, before the beginning of an assessment period for the Pension Protection Fund:

1.1.1        the trustees or managers enter into a legally enforceable agreement the effect of which is to reduce the amount of any debt due to the scheme under section 75 of the Pensions Act as part of an arrangement under part 26 of the Companies Act (as successor to section 425 of the Companies Act 1985 by operation of section 1297 of the Companies Act); or

1.1.2        the trustees or managers enter into a legally enforceable agreement with the effect as described in 1.1.1 above and the Board of the Pension Protection Fund has determined to validate a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005.

1.2           On 5 February 2008, the Pensions Regulator issued Financial Support Directions against SCL in respect of the Company’s liabilities to the Pension Scheme Trustees under section 75 of the Pensions Act and requiring SCL to put in place financial support in respect of those liabilities.  The Pensions Regulator has indicated that it will not approve any form of financial support which would prejudice the eligibility of the Pension Schemes for the Pension Protection Fund.

1.3           The primary purpose of the Scheme is therefore:

1.3.1        subject to the below, to constitute a legally enforceable agreement between the Company and each Pension Scheme Trustee the effect of which is to reduce the amount of any Section 75 Debt due to the Pension Scheme Trustees from the Company to a sum of US$1 in respect of each Pension Scheme as part of an arrangement under part 26 of the Companies Act (as successor to section 425 of the Companies Act 1985 by operation of section 1297 of the Companies Act) and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of Scheme Claims; or

1.3.2        in respect of the 1983 Pension Scheme only, if, prior to the Scheme becoming Effective: (i) the Pension Protection Fund has validated a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005; and (ii) The Trustees of the Sea Containers 1983 Pension Scheme have given notice that the 1983 Scheme

Deed of Compromise shall become effective, to preserve the amount of US$1, which is due to The Trustees of the Sea Containers 1983 Pension Scheme from the Company pursuant to the 1983 Scheme Deed of Compromise and, subject always to the payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of any Scheme Claim of The Trustees of the Sea Containers 1983 Pension Scheme.

In respect of each of 1.3.1 and 1.3.2 above, the liability of the Company to the Pension Scheme Trustees shall be satisfied by payment of Scheme Consideration to each Scheme Creditor, consisting of US$1.

2.             Which Creditors are affected?

The Scheme will not affect any creditor of the Company who is not a Scheme Creditor including, for the avoidance of doubt, the holders of Intercompany Claims, holders of any unsecured claims and holders of any claims that are preferred by English law.

3.             Application

The Scheme will only apply to the Pension Scheme Indebtedness.

4.             Voting on the Scheme

4.1           As each Pension Scheme Trustee is deemed to have claimed in the Scheme, it will be entitled to attend and vote at the Scheme Meeting to consider and, if thought fit, approve the Scheme.  The Scheme will fail unless the approval of the requisite majority of Scheme Creditors is obtained.  Each Pension Scheme Trustee may thus vote on the Plan and the Scheme.  There will be separate votes, one on the Scheme and the other on the Plan.  Appendix I to this Part I contains the Form of Proxy to be used at the Scheme Meeting, together with guidance notes for completing it.

4.2           A notice convening the Scheme Meeting accompanies this document.  The meeting is scheduled to take place on [27 October] 2008 at 10.00 a.m. (London time) at the offices of Kirkland & Ellis International LLP, 30 St Mary Axe, London EC3A 8AF.  You may either attend the Scheme Meeting in person or you may vote by proxy.

4.3           As discussed above, those Scheme Creditors who are deemed to have a Claim in both the Plan and the Scheme shall vote on the Plan Ballot and complete the Form of Proxy.

4.4           Appointing a proxy will not prevent any Scheme Creditor from attending and voting in person at the Scheme Meeting should it wish to do so.  However, its proxy will not be entitled to vote if such Scheme Creditor votes in person.

5.             Corporate Representatives

Scheme Creditors who are entitled to vote may, if they wish, attend and vote at the Scheme Meeting in person, instead of appointing a proxy to attend and vote on their behalf.  A corporation wishing to vote at the Scheme Meeting must appoint an individual to attend the Scheme Meeting as its representative.  To vote at the Scheme

Meeting, the representative must produce a form of appointment evidencing that he or she is authorised to act as the corporation’s representative at the Scheme Meeting.

6.             Court approval and filing with the Registrar of Companies

6.1           In order for the Scheme to become Effective, the Court must sanction the Scheme after it has been approved by the requisite majority of Scheme Creditors.  The Court may impose such conditions as it thinks fit to the Scheme but cannot impose any material changes.

6.2           The Scheme will become Effective in accordance with its terms and pursuant to 6.3 below if each of the conditions set forth in Article VII of the Pension Schemes Settlement Agreement is satisfied or waived by each applicable Pension Scheme Trustee by delivery of a letter or letters addressed to Lyndon E. Norley at Kirkland & Ellis International LLP, 30 St Mary Axe, London EC3A 8AF, United Kingdom from both Pension Scheme Trustees providing notification of satisfaction or waiver of the conditions set forth in Article VII of the Pension Schemes Settlement Agreement.

6.3           Further to the delivery of the letter or letters referred to at 6.2 above, a copy of the order sanctioning the Scheme must then be delivered to the Companies Registrar.  Upon delivery to the Companies Registrar the Scheme will become Effective and binding on all of the Scheme Creditors, including those who may have voted against the Scheme or the Plan, as appropriate, or those who did not vote.

6.4           It is expected that, if the Scheme is sanctioned by the Court and the Pension Schemes Settlement Agreement is approved by the US Bankruptcy Court, the Scheme will become Effective on the Plan Effective Date.

7.             Release

The Scheme shall provide a full and effective release of all Liabilities of the Company in respect of the Pension Scheme Indebtedness subject always to payment by the Company of the Scheme Consideration.

8.             Proceedings by Scheme Creditors

Save as specifically provided in the Scheme, the Scheme once Effective and subject to payment of the Scheme Consideration, will prohibit the Scheme Creditors from commencing or continuing any Proceedings against the Company or its property for the purpose of establishing the existence, quantum or obtaining payment of the Scheme Claims.

9.             Expenses and Costs of the Scheme

The Company or Reorganised SCL, as applicable, shall pay, in accordance with the Plan, the accrued fees and expenses (including success fees) for services rendered by all Professionals through and including the Plan Effective Date.  The Company or Reorganised SCL, as applicable, shall pay amounts reasonably required by the Scheme Administrators to perform their duties pursuant to the Scheme, including any costs, expenses or amounts relating thereto and their own professional rates, if any, as determined by the Plan Administrator in accordance with the Plan.

10.           Governing Law and Jurisdiction

10.1         The Scheme will be governed by and construed in accordance with English law.

10.2         Scheme Creditors agree that the Court shall have exclusive jurisdiction to hear and determine any suit, action or Proceeding and any dispute which may arise out of the Explanatory Statement or any provisions of the Scheme, or out of any action taken or omitted to be taken under the Scheme or in connection with the administration of the Scheme. The Court will also have exclusive jurisdiction in relation to any dispute arising in the administration or implementation of the Scheme or out of the Explanatory Statement. For the foregoing purposes, the Scheme Creditors irrevocably submit to the jurisdiction of the Court. However, nothing in the Scheme will affect the validity of other provisions determining governing law and jurisdiction as between the Company and any of the Scheme Creditors (whether pursuant to the Plan, the Bermuda Scheme or otherwise).

11.           Satisfaction of Admitted Scheme Claims

On the Scheme becoming Effective, each Pension Scheme Trustee will receive its Scheme Consideration in full satisfaction of its Scheme Claim.

12.           Duration and Termination of the Scheme

12.1         The Scheme Administrators shall notify the Company when all Admitted Scheme Claims have been determined and paid in full.

12.2         The Scheme Administrators shall notify each Scheme Creditor that the purpose of the Scheme has been fulfilled and that no further payment shall be made by the Company in respect of Admitted Scheme Claims and the Scheme will terminate on this date.

12.3         Certain provisions of the Scheme will continue. These are set out in Clause 5.1.3 of the Scheme.

13.           The Scheme Administrators

The Scheme Administrators will be Anthony Kett and Colin Haig, of PricewaterhouseCoopers LLP.  The Scheme Administrators will facilitate the implementation of the Scheme.  All managerial powers, rights, duties and functions in relation to the business and affairs of the Company in connection with the Scheme will remain with the Company.

14.           Documents Available for Inspection

Copies of the Scheme, this document, the Plan, Disclosure Statement and the Orders of the US Bankruptcy Court and the Bermuda Court, approving the foregoing are available for inspection between the hours of 9.00 a.m. and 5.00 p.m. on any day which is a business day in the appropriate location until 5.00 p.m. on 24 October 2008 at the following locations:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago Illinois 60601

Kirkland & Ellis International LLP
30 St Mary Axe
London
EC3A 8AF

APPENDIX I TO PART I

Form of Proxy

FORM OF PROXY FOR SCHEME CREDITORS

IN THE HIGH COURT OF JUSTICE OF ENGLAND AND WALES

IN THE PETITION OF SEA CONTAINERS SERVICES LIMITED (THE “COMPANY”)

- and –

IN THE MATTER OF THE COMPANIES ACT 2006

SCHEME OF ARRANGEMENT

Record Date: 12.00 a.m. (Eastern time) on 15 October 2006(4)

FORM OF PROXY

for use at the meeting of the Scheme Creditors
(as defined in the scheme of arrangement hereinafter mentioned)
to be held at the offices of Kirkland & Ellis International LLP at 30 St Mary Axe
London EC3A 8AF

United Kingdom
at 10.00 a.m. (London time) on [27 October] 2008
regarding the scheme of arrangement proposed between the company and its Scheme
Creditors pursuant to part 26 of the Companies Act 2006 of Great Britain (the “Scheme”)

Capitalised terms used in this Form of Proxy but not defined in it have the same meaning given to them in the Scheme.  The Scheme documentation includes the explanatory statement prepared in connection with the Scheme pursuant to section 897 of the Companies Act of Great Britain and the notice of the meeting of the Scheme Creditors referred to above.  You are strongly advised to read the document before you complete this Form of Proxy.  This Form of Proxy is governed by, and shall be construed in accordance with, English law.

Before completing and executing this Form of Proxy you should read the instructions as set out at pages 31 to 32 below.  If you have any questions relating to the completion of this Form of Proxy, or if you require further copies of this Form of Proxy or the Scheme document, please contact Lyndon E. Norley at Kirkland & Ellis International LLP, 30 St.

(4)        For the purposes of the Chapter 11 Cases, the Record Date for determining Claims was set as 15 October 2006, however, the Company agrees and acknowledges that the Scheme Claims will not be determined as at the Record Date but will be determined on the date on which they are certified by the actuary to the Pension Schemes or, in the case of the 1983 Pension Scheme only, if prior to the Scheme becoming Effective the 1983 Scheme Deed of Compromise has become effective, the date on which the 1983 Scheme Deed of Compromise becomes effective, which will in any case occur prior to the Bar Date.

Mary Axe, London EC3A 8AF, United Kingdom, Telephone: +44 207 469 2070, Facsimile Number +44 207 469 2001).

You are encouraged to return this Form of Proxy, having completed it in accordance with the instructions set out at pages 31 to 32, as soon as possible.  The deadline for submission of this Form of Proxy is set out at page 31.

SECTION A (See note 1 of the instructions below)

As at the date hereof, I/We (the undersigned):

Name of Scheme Creditor (Block Capitals):

Name of authorised signatory of Scheme Creditor (if applicable) (Block Capitals):

Address of Scheme Creditor ((Block Capitals):

Date:

Telephone number (including country and area code) of Scheme Creditor:

E-mail address of Scheme Creditor:

Fax number (including country and area code) of Scheme Creditor:

have the following Scheme Claim:

Scheme Claim	Amount of Scheme Claim (excluding interest)

These details will be used by the Chairman of the Scheme Meeting to determine the value of your claim for the purpose of voting at the Scheme Meeting only.

SECTION B (See note 2 of the instructions below)

(i)	APPOINTMENT OF PROXY

☐	I/WE, THE UNDERSIGNED, HEREBY APPOINT: (tick box if appropriate)

☐	the Chairman of the meeting(A): (tick box if appropriate)

☐	the following individual(B): (tick box if appropriate)

(Name)

(Address)

as my/our proxy to act for me/us at the Scheme Meeting to be held on the date and time set out on the first page of this Form of Proxy at the offices of Kirkland & Ellis International LLP, 30 St. Mary Axe, London EC3A 8AF, United Kingdom for the purpose of considering and, if thought fit, approving, with or without modification, the proposed Scheme and, at such meeting or any adjournment thereof, for and in the name of the undersigned.

(if you have ticked this Section B(i), please proceed to Section C)

(ii)	NOTICE OF ATTENDANCE

☐	I/We will attend and vote in person at the Scheme Meeting (tick box if appropriate)

(if you have ticked this Section B(ii), please proceed to Section D)

(A)    If this proxy is given to the Chairman, you must tick either the “FOR” or “AGAINST” box in Section C below for the appointment to be valid.  If this proxy is given to the Chairman and you tick the “AT DISCRETION” box, this proxy will not validly appoint the Chairman as your proxy.

(B)    The person to whom this proxy is given need not be a Scheme Creditor of the Company but must attend the Scheme Meeting in person to represent you.

SECTION C (See note 3 of the instructions below)

If you have indicated at Section B(ii) above that you will attend and vote in person at the Scheme Meeting you do not need to complete Section C.  This Section C should be completed by the Scheme Creditor who has indicated at Section B(i) that it shall appoint a proxy AND who has been authorised to vote the entire amount of its Scheme Claim in favour of the Scheme at the Scheme Meeting.

TO VOTE THE ENTIRE AMOUNT OF MY SCHEME CLAIM IN RESPECT OF THE SCHEME (EITHER WITH OR WITHOUT MODIFICATION, AS I/WE OR MY/OUR PROXY MAY APPROVE), AS INDICATED BELOW:

(Please tick as required)
For the Scheme	☐
Against the Scheme	☐
Abstain	☐
At discretion	☐

NB: If you are appointing the Chairman of the Scheme Meeting as your proxy under Section B(i) above, in order for your proxy to be validly appointed you must tick either the “FOR” or “AGAINST” box.  If you are appointing the Chairman of the Scheme Meeting as your proxy and you tick the box marked “AT DISCRETION”, this Form of Proxy will not validly appoint the Chairman as your proxy to vote in favour of the Scheme.  If you do not tick any box, your proxy will not be validly appointed and will not be permitted to cast a vote on your behalf.

SECTION D (See notes 4-7 of the instructions below)

Signed
(for and on behalf of [Scheme Creditor])

Return ALL PAGES of this Form of Proxy by post, air mail, hand delivery or fax to: Lyndon E. Norley at Kirkland & Ellis International LLP, 30 St Mary Axe, London, EC3A 8AF, United Kingdom, Telephone: +44 (0)207 469 2070, Facsimile: +44 ) (0)207 469 2001.

Whether this Form of Proxy is returned by post, air mail, hand delivery or fax, it must be marked for the attention of Lyndon E. Norley.

Duly completed Forms of Proxy should be returned as set out above as soon as possible and received at the latest by 9.00 a.m. (London time) on the date of the Scheme Meeting set out on the first page of this Form of Proxy (being one hour prior to the start of the Scheme Meeting).  If a Form of Proxy is not so returned it may be accepted at the discretion of the Chairman at any time prior to the Scheme Meeting.

INSTRUCTIONS FOR COMPLETING AND LODGING THIS FORM OF PROXY:

SECTION A

1.             Fill in the required details of your Scheme Claim in the box provided in Section A.  Complete the details in block capitals.

SECTION B

2.             Complete Section B by choosing either to appoint a proxy or to attend and vote at the Scheme Meeting in person.  If you wish to appoint a proxy, tick the box in Section B(i).  If you wish to appoint the Chairman of the Scheme Meeting as your proxy, tick the relevant box.  Alternatively, if you wish to appoint any person other than the Chairman of the Scheme Meeting as your proxy, tick the relevant box and insert in block capitals the name and address of the person appointed in the space provided.  If you wish to attend and vote in the Scheme Meeting in person tick the box in Section B(ii).  If you wish to attend in person and ticked the box in Section B(ii) you should ignore Section C and go straight to Section D.

SECTION C

3.             If you have completed Section B(i) you should indicate, by ticking the appropriate box in Section C, how you wish your proxy to vote in respect of your entire Scheme Claim at the Scheme Meeting.  If you tick the box marked “AT DISCRETION”, the proxy will vote at his or her discretion (or abstain), unless you have appointed the Chairman of the Scheme Meeting as your proxy, in which case the proxy is not validly given and the Chairman will not be permitted to cast a vote on your behalf.  If you appoint a proxy and do not tick any of the boxes in Section C, the Form of Proxy will be invalid and Kirkland & Ellis International LLP will notify you by first class post or e-mail, where an e-mail address is given, as soon as reasonably practicable.  If you will attend and vote in person at the meeting and have therefore completed Section B(ii), you are not required to tick any box at Section C and should go straight to Section D.

SECTION D

4.             You are required to sign your Form of Proxy.  You are encouraged to complete and return your Form of Proxy to Lyndon E. Norley at the offices of Kirkland & Ellis International LLP, 30 St Mary Axe, London EC3A 8AF, United Kingdom as soon as possible at the address or fax number detailed in Section D.  Whether your Form of Proxy is returned by post, air mail, hand delivery or fax it must be marked for the attention of Lyndon E. Norley.  The latest time and date by which Forms of Proxy should be received is 9.00 a.m. (London time) on the date of the Scheme Meeting set out on the first page of this Form of Proxy.  However, if a duly completed and executed Form of Proxy is not so returned it may be accepted at the discretion of the Chairman at any time prior to the start of the Scheme Meeting.

5.             Any alteration made on this Form of Proxy must be initialed by the person who signs it.

6.             The completion and return of the Form of Proxy will not preclude you from attending the Scheme Meeting and voting in person if you so wish.

7.             Any person signing a Form of Proxy as an authorised signatory of a Scheme Creditor warrants to the Chairman of the Scheme Meeting that he has authority to sign this Form of Proxy on the Scheme Creditor’s behalf.  The Company will not acknowledge receipt of any Form of Proxy.

INDEX TO PART II: SCHEME OF ARRANGEMENT

PART II: THE SCHEME OF ARRANGEMENT			34
1.	RECITALS		34
	1.1	Definitions	34
	1.2	The Company	42
	1.3	Chapter 11 Cases	42
	1.4	Chapter 11 Plan	43
	1.5	Pension Schemes Settlement	43
	1.6	Purpose of the Scheme	45
	1.7	Effect of Scheme	46
	1.8	Effectiveness of the Scheme Conditions	47
	1.9	Parties other than the Company and Scheme Creditors	47
	1.10	Pension Scheme Trustees and the Scheme	47
	1.11	Interest	47
	1.12	Preferential Claims	48
	1.13	Objects of the Scheme	48
2.	THE SCHEME		48
	2.1	Application of the Scheme	48
	2.2	Moratorium	49
	2.3	Releases	49
	2.4	Time Limits	49
3.	SCHEME CLAIMS AND PROCEDURE FOR DISTRIBUTIONS		50
	3.1	Classes of Claims	50
	3.2	Entitlement to Scheme Consideration	50
4.	THE SCHEME ADMINISTRATORS		50
	4.1	The Scheme Administrators	50
5.	GENERAL SCHEME PROVISIONS		51
	5.1	Final Implementation and Termination of the Scheme	51
	5.2	Scheme Costs	52
	5.3	Modification of the Scheme	52
	5.4	Force Majeure	52
	5.5	Explanatory Statement	52
	5.6	Notice	52
	5.7	Governing law and jurisdiction	53
PART III: NOTICE OF MEETING TO SCHEME CREDITORS			55

PART II:   THE SCHEME OF ARRANGEMENT

1.                                       RECITALS

1.1                                Definitions

1.1.1                      In the Scheme, unless the context otherwise requires or is otherwise expressly provided for, the following expressions shall bear the meaning set opposite them:

“£”	means the lawful currency of the United Kingdom for the time being;

“1983 Pension Scheme”

means the Sea Containers 1983 Pension Scheme, a defined benefit pension scheme constituted by an interim trust deed dated 30 August 1983 and governed by a definitive trust deed and rules dated 16 December 2005 and effective as of 1 July 2004 (as amended);

“1983 Scheme Deed of Compromise”

means the deed entered into by (among others) The Trustees of the Sea Containers 1983 Pension Scheme and the Company under which The Trustees of the Sea Containers 1983 Pension Scheme have agreed (subject always to satisfaction of the conditions under that deed being satisfied which include that: (i) the Pension Protection Fund has determined to validate a written estimate and statement as described in paragraph 3(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005); and (ii) The Trustees of the Sea Containers 1983 Pension Scheme have given notice that the 1983 Scheme Deed of Compromise shall become effective) to compromise the Section 75 Debt of the Company (among others) for the sum of US$1;

“1990 Pension Scheme”

means the Sea Containers 1990 Pension Scheme, a defined benefit pension scheme constituted by an interim trust deed dated 21 August 1990 and governed by a trust deed and rules dated 26 April 1995 which were amended and/or restated by a deed dated 29 October 2003 and effective as of 1 September 2003;

“Admitted Scheme Claims”	means the Pension Scheme Indebtedness;

“Allowed”	has the meaning set out in the Plan;

“Allowed Equalisation Claim”	has the meaning given to it in the Pension Schemes Settlement Agreement;

“Allowed Pension Schemes Administrative Claims”	has the meaning set out in the Plan;

“Allowed Pension Schemes Unsecured Claims”	has the meaning set out in the Plan;

“Bar Date”	means one Business Day after the Plan Effective Date;

“Bermuda”	means the British overseas territory of Bermuda;

“Bermuda Court”	means the Supreme Court of Bermuda;

“Bermuda Scheme”	means the creditors’ scheme of arrangement provided for by section 99 of the Companies Act 1981 of Bermuda in respect of SCL which is subject to the sanction of the Bermuda Court;

“Board”	means the board of directors of the Company;

“Business Day”	means a day on which banks are open for general business (other than a Saturday or Sunday) in London;

“Chairman”	means the chairman of the Scheme Meeting;

“Chapter 11 Cases”

means (a) in relation to the Company the chapter 11 case number 06-11156 (KJC) pending under chapter 11 of the US Bankruptcy Code, filed on 15 October 2006 in the US Bankruptcy Court; and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the US Bankruptcy Court;

“Claim”	means any claim by a person in respect of a Liability of the Company;

“Class”	means any claim or group of claims designated in the Scheme to form a class for the purpose of part 26 of the Companies Act;

“Class A Quotas”	means the Class A quotas in GE SeaCo owned indirectly by SCL through Quota Holdings, Ltd.;

“Class B Quotas”	means the Class A quotas in GE SeaCo owned by SCL;

“Companies Act”	means the Companies Act 2006 of Great Britain;

“Companies Registrar”	means the registrar of companies for the purposes of the Companies Act;

“Company”	means Sea Containers Services Limited, a company incorporated in England and Wales with registered number 01304720 and registered address 20 Upper Ground, London SE1 9PF, England;

“Confirmation Order”	has the meaning set out in the Plan;

“Court”	means the High Court of Justice of England and Wales;

“Creditors”	means any Holder of a Claim;

“Creditors’ Committees”	has the meaning set out in the Plan;

“Debtors”	means together, the Company, SCL and Sea Containers Caribbean Inc.;

“Disclosure Statement”	has the meaning set out in the Plan

“Effective”	has the meaning set out at Clause 1.8.1 of the Scheme;

“Effective Date”	means the date on which the Scheme becomes Effective;

“Entity”	has the meaning set out at Section 101(15) of the US Bankruptcy Code;

“Equalisation”

means the obligation of each of the 1983 Pension Scheme and the 1990 Pension Scheme to provide equal benefits as between men and women in respect of service on or after 17 May 1990 in order to ensure compliance with Article 141 of the Treaty of Rome;

“Equalisation Claim”

means, as defined in the Pension Schemes Settlement Agreement, the additional cost calculated by the Pension Schemes’ actuary as of 30 November 2007 of providing any benefits to any member of a Pension Scheme as a result of the operation of Article 141 of the Treaty of Rome (including costs resulting from the effect of amendments to the Pension Schemes’ benefit structure as determined by the Court or by agreement of the Pension Scheme Trustees, purportedly introduced on or after 17 May 1990 in order to ensure compliance with that Article and also including any further amendments made or purportedly made in reliance on the purported effectiveness of or in connection with such amendments) that have not otherwise been taken into account by the Pension Schemes’ actuary in calculating the Pension Schemes’ total shortfall claims under Section 75 of the Pensions Act;

“Equalisation Claims Reserve”

means, as defined in the Pension Schemes Settlement Agreement, a reserve of consideration, consisting of a Pro Rata share of the SCL Unsecured Distribution on account of an Equalisation Claim against SCL in the amount of US$69 million or such other amount to be agreed in connection with the Pension Schemes Settlement Agreement, to be established on the Plan Effective Date for the sole benefit of the Pension

Schemes;

“Equalisation Escrow Account”	means the escrow account to be created on the Plan Effective Date to hold and administer the Equalisation Claims Reserve in accordance with the Equalisation Escrow Agreement;

“Equalisation Escrow Agreement”	means the agreement that establishes and governs the Equalisation Escrow Account;

“Equity Interest”

means any share of common stock, preferred stock or any other instrument evidencing an ownership interest in the Company, whether or not transferable and any option, warrant or right, contractual or otherwise, to acquire any such interest in the Company that existed immediately prior to the Plan Effective Date;

“Explanatory Statement”	means the statement dated [•] October 2008 explaining the effect of the Scheme to Scheme Creditors in compliance with section 897 of the Companies Act as set out in Part I of this document;

“Financial Support Direction”	means a financial support direction issued by the Pensions Regulator pursuant to section 43 of the Pensions Act 2004;

“Force Majeure”	means any act of God, government act, war, fire, flood, explosion, civil commotion or act of terrorism;

“Form of Proxy”	means the form set out at Appendix I of the Explanatory Statement;

“Group”	means SCL and each of its subsidiaries and subsidiary undertakings from time to time;

“Holder”	means any entity holding a Claim or Interest, as applicable;

“Interest”

means an Equity Interest in the Company including all issued, unissued, authorised or outstanding shares of stock or other equity or security together with any warrants, options or contractual rights to purchaser or acquire such equity interest at any time and all rights arising with respect thereto;

“Intercompany Claims”	has the meaning set out in the Plan;

“Joint Provisional Liquidators	means the persons from time to time serving as joint provisional liquidators in the Provisional Liquidation of SCL, who are currently Gareth H. Hughes of Ernst & Young LLP and John C. Mckenna;

“Liability”

means any liability or obligation of a person whether it is present, future, prospective or contingent, whether or not its amount is fixed or undetermined, whether or not it involves the payment of money or the performance of an act or obligation and whether it arises at common law, in equity or by statute in England and Wales, and “Liabilities” shall be construed accordingly;

“Newco”	means SeaCo Ltd, an exempted company incorporated in Bermuda with registered address situate at: Canon’s Court, 22 Victoria Street, Hamilton, HM12 Bermuda;

“Non Core Businesses”

means those businesses, excluding the marine container leasing business, operated by the Group, which included passenger rail transportation, passenger ferry operation, container manufacturing and repairing, hotel operation, property investment, perishable commodity production, and sales and publishing;

“Non Debtor Subsidiaries”	means the Group excluding the Debtors;

“Order”	means the order of the Court sanctioning the Scheme;

“Pensions Act”	means the Pensions Act 1995 of Great Britain (as amended);

“Pensions Regulator”	means the UK statutory body corporate established under section 1 of the Pensions Act 2004;

“Pension Protection Fund”	means the UK statutory body corporate established under section 107 of the Pensions Act 2004 and called the Board of the Pension Protection Fund;

“Pension Scheme”	means each of the 1990 Pension Scheme and the 1983 Pension Scheme and “Pension Schemes” means both of them;

“Pension Scheme Indebtedness”

means any Liability of the Company to pay any Section 75 Debt, or, in respect of the 1983 Pension Scheme only, if, prior to the Scheme becoming Effective: (i) the Pension Protection Fund has determined to validate a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005, and (ii) The Trustees of the Sea Containers 1983 Pension Scheme have given notice that the 1983 Scheme Deed of Compromise shall become effective, any Liability of the Company to pay to The Trustees of the Sea Containers 1983 Pension Scheme an amount of US$1;

“Pension Schemes Settlement	means the agreement approved by the US Bankruptcy

Agreement”	Court on 19 September 2008 to be entered into by SCL, SCSL and the Pension Scheme Trustees on, which is more particularly described in Clause 1.5 of the Scheme;

“Pension Scheme Trustees”	means, collectively, The Trustees of the Sea Containers 1983 Pension Scheme and The Trustees of the Sea Containers 1990 Pension Scheme and “Pension Scheme Trustee” shall mean any one of them;

“Plan”

means the second amended plan of reorganisation for the Debtors filed under chapter 11 of the US Bankruptcy Code as it may be amended, modified or supplemented from time to time and at any time prior to the Plan Effective Date and the Plan Supplement, as such may be amended, modified or supplemented from time to time and any other Plan related documents;

“Plan Administrator”	means such qualified person or persons as appointed in accordance with the terms of the Plan;

“Plan Ballot”	means the ballot distributed under the Plan;

“Plan Confirmation Date”	means the date on which the terms of the Plan are confirmed by the US Bankruptcy Court;

“Plan Effective Date”	means the date selected by the Debtors in accordance with the terms of the Plan;

“Proceeding”

means any action or other proceedings or other legal, administrative or regulatory process or steps (whether by way of demand, legal proceedings, execution of judgment, or arbitration or otherwise howsoever) including the taking of any step in relation to the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer or the taking of any analogous step in any jurisdiction other than the UK;

“Professional”

means an Entity: (a) employed pursuant to an order of the US Bankruptcy Court in accordance with sections 327 and 1103 of the US Bankruptcy Code and to be compensated for services rendered prior to or on the date on which the Plan is confirmed, pursuant to sections 327, 328, 329, 330 and 331 of the US Bankruptcy Code or (b) awarded compensation and reimbursement by the US Bankruptcy Court pursuant to section 503(b)(4) of the US Bankruptcy Code;

“Pro Rata”	has the meaning set out in the Plan;

“Provisional Liquidation”	means the provisional liquidation of SCL pursuant to the Provisional Liquidator Order;

“Provisional Liquidation Order”	means the order of the Bermuda Court dated 16 October 2006 (as amended by any subsequent order of the Bermuda Court) under which the Joint Provisional Liquidators were appointed in respect of SCL;

“Quota Holdings Ltd.”	means Quota Holdings Limited, an exempted company incorporated in Bermuda with registered address situate at Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda;

“Reorganised SCL”	means SCL or any successor thereto by merger, consolidation or otherwise, on or after the Plan Effective Date;

“Reorganised SCSL”	means the Company or any successor thereto by merger, consolidation or otherwise, on or after the Plan Effective Date;

“Scheme”

means the scheme of arrangement under part 26 of the Companies Act between the Company and the Scheme Creditors in the form set out in Part II of this document with any modification, addition or condition which the Court may think fit to approve or impose;

“Scheme Administrators”	means Anthony Kett and Colin Haig of PricewaterhouseCoopers LLP or such other person as may be appointed as a Scheme Administrator in accordance with Clause 4.1.1 of the Scheme;

“Scheme Claim”

means any claim or right to which a Scheme Creditor is or may in any circumstances become entitled to bring or enforce against the Company in respect of or arising from, whether directly or indirectly, the Pension Schemes Indebtedness;

“Scheme Consideration”	means for each Pension Scheme Trustee, US$1;

“Scheme Creditors”	means the Pension Scheme Trustees and “Scheme Creditor” shall mean any one of them;

“Scheme Meeting”	means the meeting of the Scheme Creditors convened pursuant to an order of the Court to consider and, if thought fit, approve the Scheme and any meeting reconvened following an adjournment thereof;

“SCL”	means Sea Containers Ltd, a company incorporated in Bermuda with registered address at Canon’s Court, 22 Victoria Street, PO Box HM 1179, Hamilton, Bermuda;

“SCL Creditors’ Committee”	has the meaning set out in the Plan;

“SCL Unsecured Distribution”	has the meaning set out in the Plan;

“SCSL Creditors’ Committee”	has the meaning set out in the Plan;

“Section 75 Debt”

means any statutory debt due from the Company to The Trustees of the Sea Containers 1983 Pension Scheme and/or The Trustees of the Sea Containers 1990 Pension Scheme (as the context requires) under section 75 of the Pensions Act (and regulations made thereunder);

“The Trustees of the Sea Containers 1983 Pension Scheme”	means the trustees of the 1983 Pension Scheme from time to time;

“The Trustees of the Sea Containers 1990 Pension Scheme”	means the trustees of the 1990 Pension Scheme from time to time;

“United Kingdom” or “UK”	means the United Kingdom of Great Britain and Northern Ireland;

“US”	means the United States of America;

“US$”	means the lawful currency of the United States of America for the time being;

“US Bankruptcy Code”	means title 11 of the United States Code, 11 U.S.C. sections 101 et seq., as amended from time to time, to the extent applicable in the Chapter 11 Cases;

“US Bankruptcy Court”	means the United States Bankruptcy Court for the district of Delaware (or such other court with authority over the Chapter 11 Cases);

“US Bankruptcy Rules”

means the Federal Rules of Bankruptcy Procedure as applicable to the Chapter 11 Cases, promulgated pursuant to 28 U.S.C. section 2075 and the general, local and chambers rules and orders of the US Bankruptcy Court; and

“Website”	means the website established by the Company in connection with the Scheme having the web address www.bmcgroup.com/scl.

1.1.2                      Clause and part headings and the index to the Scheme are inserted for convenience of reference only and shall be ignored in the interpretation of the Scheme.

1.1.3                      In the Scheme, unless the context otherwise requires or otherwise expressly provided for:

(i)            references to Clauses, parts and the appendices are to be construed as references to the Clauses, the parts and appendices respectively of the Scheme;

(ii)           references to (or to any specified provision of) the Scheme shall be construed as references to the Scheme (or that provision) as in force for the time being and as modified in accordance with the terms of the Scheme;

(iii)          words importing the plural shall include the singular and vice versa and words importing one gender shall include all genders;

(iv)          references to a person shall be construed as including references to an individual, firm, partnership, company, corporation, unincorporated body of persons, government, any state or any state agency or any association or partnerships (whether or not having separate legal personality) of two or more of the foregoing;

1.1.4                      references to “including” shall be construed as references to “including without limitation” and “include” shall be construed accordingly; and

1.1.5                      references to any enactment or treaty shall be deemed to include references to such enactment as re enacted, amended or extended.

1.2                               The Company

1.2.1                      The Company was incorporated in England and Wales on 24 March 1977.

1.2.2                      At the date hereof, the Company has an authorised share capital of £6,000,000 divided into 6,000,000 ordinary shares of £1 each, of which 6,000,000 are issued and fully paid up.

1.3                               Chapter 11 Cases

1.3.1                      Following a period of financial difficulties and a steady decline in liquidity, on 15 October 2006, the Company and the other Debtors each filed voluntary petitions for relief in the US Bankruptcy Court under chapter 11 of the US Bankruptcy Code.  The Group commenced the Chapter 11 Cases because: (a) they did not have sufficient cash to pay certain obligations that came due on 15 October 2006 and (b) there was a risk that certain creditors may take precipitous enforcement actions against the Debtors and their assets, which could have jeopardised the value of the Group as a whole and the Debtors’ ability to successfully reorganise their operations and balance sheet.  In accordance with the US Bankruptcy Code, the Company retained control of its affairs as “debtors in possession” while the Group sought to restructure or refinance itself.  Upon the commencement of the Chapter 11 Cases, as a matter of US Bankruptcy law, the Company received the benefit of an automatic stay of all actions and proceedings against it, intended to provide the Group with breathing space to enable it to negotiate with creditors, suppliers and strategic investors.

1.3.2                      The Board has decided, after taking advice from its professional advisers, that, to facilitate a reorganisation of the Company and the other Debtors, the joint plan of reorganisation as filed is preferable to any other alternative considered and it provides for a larger distribution to Creditors than would otherwise result from a liquidation under chapter 7 of the US Bankruptcy Code.  Under chapter 11 of the US Bankruptcy Code, if the Plan satisfies certain legal and technical requirements, is approved by the requisite stakeholders, is confirmed by the US Bankruptcy Court and all conditions precedent to the effectiveness of the Plan are met or waived, it will become effective and therefore binding on the Creditors and each of the Debtors.

1.4                               Chapter 11 Plan

1.4.1                      Pursuant to the foregoing proceedings, on 31 July 2008 the Debtors filed the Plan, which may be modified and amended until the Plan Confirmation Date, setting out the terms of the Debtors’ proposed reorganisation.  The principal objective of the Chapter 11 Cases is the confirmation of the Plan by the US Bankruptcy Court which will bind the Company, any person acquiring property under the Plan, any Creditor or equity interest holder of the Company, and any other person or entity as may be ordered by the US Bankruptcy Court in accordance with the applicable provisions of the US Bankruptcy Code.

1.4.2                      As each Pension Scheme Trustee is deemed to have claimed in the Scheme, it will be entitled to attend and vote at the Scheme Meeting to consider and, if thought fit, approve the Scheme.  The Scheme will fail unless the approval of the requisite majority of Scheme Creditors is obtained.  Each Pension Scheme Trustee may vote on the Plan and the Scheme.  There will, therefore, be separate votes, one on the Scheme, and the other on the Plan.  The Pension Scheme Trustees will be entitled to vote on the Plan by way of the Plan Ballot and on the Scheme by filling out the Form of Proxy set out at Appendix I to the Explanatory Statement.

1.4.3                      The Plan, once confirmed, will not be Effective until both the Bermuda Scheme has been approved and sanctioned and the formalities relating to the orders of the Bermuda Court to that effect have been complied with.  Neither the Plan nor the Scheme will become Effective unless each of the conditions set out in the Pension Schemes Settlement Agreement has been satisfied or waived by the Pension Scheme Trustees.

1.5                               Pension Schemes Settlement

1.5.1       The Company is the principal employer in relation to the Pension Schemes.

1.5.2       On 5 February 2008, the Pensions Regulator issued Financial Support Directions against SCL in respect of the Company’s liabilities to the Pension Scheme Trustees under section 75 of the Pensions Act and requiring SCL to put in place financial support in respect of those liabilities.

1.5.3       Further to the Financial Support Directions and following extensive negotiation between the parties, in early February 2008, SCL, the Company and the Pension Scheme Trustees entered into the Pension Schemes Settlement Agreement pursuant to which and subject to its terms, the parties agreed (among other things) that:

(i)                                    general unsecured claims by the Pension Scheme Trustees totalling US$194 million would be allowed against SCL for all purposes in the Chapter 11 Cases;

(ii)                                 the Pension Schemes would have Allowed Pension Schemes Administrative Claims totalling US$5 million;

(iii)                              the amount, if any, of any Allowed Equalisation Claim (as defined in the Pension Schemes Settlement Agreement) would be added to and become part of the allowed Pension Schemes’ general unsecured claims; and

(iv)                             the Pensions Schemes Trustees’ claims against the Company (among others) would be extinguished and discharged, provided that, unless waived by the Pension Scheme Trustees, any Section 75 Debt due from the Company (among others) to the Pension Schemes would be resolved by SCL procuring that the Company would enter into a legally enforceable agreement with the Pension Scheme Trustees, as part of an arrangement under part 26 of the Companies Act in order to ensure the Pension Schemes’ continued eligibility for the Pension Protection Fund.

1.5.4                      Modification or Amendment of the Pension Schemes Settlement Agreement:  Notwithstanding the US Bankruptcy Court’s approval of the Pension Schemes Settlement Agreement: (a) the SCSL Creditors’ Committee and the Pension Scheme Trustees; (b) the SCL Creditors’ Committee; and  (c) the Debtors, may reach an agreement to modify or amend the Pension Schemes Settlement Agreement, provided that such modification or amendment shall only be effective if each of: (a) the SCSL Creditors’ Committee and the Pension Scheme Trustees; (b) the SCL Creditors’ Committee; and (c) the Debtors, agree to the same in their respective sole and absolute discretion.

If such modification or amendment includes the following elements (provided, however, for the avoidance of doubt, the following elements do not constitute any limit or constraint on the terms or scope of any potential agreed modification or amendment to the Pension Schemes Settlement Agreement and no party is under any obligation to agree to any modification or amendment of the Pension Schemes Settlement Agreement):

(i)                                    the aggregate amount of the Allowed Pension Schemes Unsecured Claims is reduced from US$194 million by an amount of up to US$13 million (i.e., to a reduced amount of claim in an amount no less than US$181 million);

(ii)                                the aggregate amount of the Allowed Pension Schemes Administrative Claims is increased from US$5 million to an amount no greater than US$10 million (with payment of amounts in excess of US$5 million payable, in connection with the Plan, not before the Plan Effective Date);

(iii)                             the initial Equalisation Claims Reserve is reduced from US$69 million to an amount of US$60 million; and

(iv)                            payment of fees and expenses incurred by counsel for certain bondholders is made in an amount not to exceed approximately US$700,000,

then all Scheme Creditors entitled to vote who vote to accept the Plan and approve the Scheme, shall be deemed to have also accepted prospective modifications to the Plan and the Scheme (if any) that give effect to the foregoing modified or amended terms of the Pension Schemes Settlement Agreement.  To the extent that: (a) the SCSL Creditors’ Committee and the Pension Scheme Trustees; (b) the SCL Creditors’ Committee; and (c) the Debtors, each agree to amend or modify the Plan to implement the modified or amended Pension Schemes Settlement Agreement consistent with the elements listed above: (x) a vote to accept the Plan and approve the Scheme shall constitute a vote to accept the Plan and approve the Scheme as so modified; and (y) the entry of the Confirmation Order shall constitute the US Bankruptcy Court’s approval of such compromise or settlement pursuant to section 363 of the US Bankruptcy Code and US Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the US Bankruptcy Court.

1.5.5                      The Pensions Regulator has indicated that it will not approve any form of financial support which would prejudice the eligibility of the Pension Schemes for the Pension Protection Fund.

1.5.6                      On 18 February 2008, the Debtors filed a motion to approve the Pension Schemes Settlement Agreement.  This was contested and a contested hearing was held by the US Bankruptcy Court on 28 and 29 May and 6 June 2008.  The Pension Schemes Settlement Agreement was approved by the US Bankruptcy Court on 19 September 2008.

1.6                               Purpose of the Scheme

The Scheme Administrators will use all reasonable endeavours to give effect to the provisions of the Scheme.  The primary purpose of the Scheme is to:

1.6.1                      subject to 1.6.2 below, to constitute a legally enforceable agreement between the Company and each Pension Scheme Trustee the effect of which is to reduce the amount of any Section 75 Debt due to the Pension Scheme Trustees from the Company to a sum of US$1 in respect of each Pension Scheme Trustee as part of an arrangement under part 26 of the Companies Act (as successor to section 425 of the Companies Act 1985 by operation of section 1297 of the Companies Act) and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of Scheme Claims; or

1.6.2                      in respect of the 1983 Pension Scheme only, if, prior to the Scheme becoming Effective: (i) the Pension Protection Fund has validated a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005; and (ii) The Trustees of the Sea Containers 1983 Pension Scheme have given notice that the 1983 Scheme Deed of Compromise shall become effective, to preserve the amount of US$1, which is due to The Trustees of the Sea Containers 1983 Pension Scheme from the Company pursuant to the 1983 Scheme Deed of Compromise and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of any Scheme Claim of The Trustees of the Sea Containers 1983 Pension Scheme.

1.7                               Effect of Scheme

1.7.1                      The Scheme will:

(i)                                   constitute a legally enforceable agreement between the Company and each Pension Scheme Trustee the effect of which is to reduce the amount of any Section 75 Debt due to the Pension Scheme Trustees from the Company to a sum of US$1 in respect of each Pension Scheme Trustee as part of an arrangement under part 26 of the Companies Act (as successor to section 425 of the Companies Act 1985 by operation of section 1297 of the Companies Act) and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of Scheme Claims; or

(ii)                                in respect of the 1983 Pension Scheme only, if, prior to the Scheme becoming Effective: (i) the Pension Protection Fund has validated a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005; and (ii) The Trustees of the Sea Containers 1983 Pension Scheme have given notice that the 1983 Scheme Deed of Compromise shall become effective, to preserve the amount of US$1, which is due to The Trustees of the Sea Containers 1983 Pension Scheme from the Company pursuant to the 1983 Scheme Deed of Compromise and, subject always to payment by the Company of the Scheme Consideration, provide full and effective release of all Liabilities of the Company in respect of any Scheme Claim of The Trustees of the Sea Containers 1983 Pension Scheme.

In respect of each of (i) and (ii) above, the liability of the Company to the Pension Scheme Trustees shall be satisfied by payment of Scheme Consideration to each Scheme Creditor, consisting of US$1.

1.8                               Effectiveness of the Scheme Conditions

1.8.1                      The Scheme will become Effective in accordance with its terms if:

(i)                                   a majority in number representing at least 75% in value of the Scheme Creditors present and voting either in person or by proxy at the meeting ordered to be summoned by the Court agrees to the arrangement; and

(ii)                                the arrangement is sanctioned by order of the Court which grants an order to this effect; and

(iii)                             each of the conditions set forth in Article VII of the Pension Schemes Settlement Agreement is satisfied or waived by each applicable Pension Scheme Trustee by delivery of a letter or letters addressed to Lyndon E. Norley at Kirkland & Ellis International LLP, 30 St Mary Axe, London, EC3A 8AF from both Pension Scheme Trustees providing notification of satisfaction or waiver of the conditions set forth in Article VII of the Pension Schemes Settlement Agreement; and

(iv)                            an office copy of the sealed Order together with the Scheme is delivered to the Companies Registrar for registration.

1.9                               Parties other than the Company and Scheme Creditors

1.9.1                      The Scheme Administrators have each given and not withdrawn their consent to act as the Scheme Administrators from the Effective Date.  The duties and functions conferred on the Scheme Administrators by the Scheme are set out in Clause 4.

1.9.2                      Robert Mackenzie has given and not withdrawn his consent to continue to act as director of the Company from the Effective Date.

1.10                         Pension Scheme Trustees and the Scheme

The Pension Scheme Indebtedness attributable to each Pension Scheme Trustee shall be its share of the aggregate whole and its Claim shall be deemed to be submitted to the Scheme for that amount.

1.11                         Interest

Unless otherwise specifically provided for in the Plan or the Scheme or agreed to in a written agreement between the Company and a Scheme Creditor, interest shall not accrue or be paid on Scheme Claims, and no Scheme Creditor shall be entitled to interest accruing on or after 15 October 2006 (being the date on which the Company filed a voluntary petition for relief in the US Bankruptcy Court under chapter 11 of the US Bankruptcy Code) on any Scheme Claim.

1.12                         Preferential Claims

Under the Scheme and the Plan, claims will be paid in full if they have priority under the Plan or if they would have been preferential in a UK compulsory liquidation as if the Company were in liquidation from 16 October 2006.

1.13                         Objects of the Scheme

1.13.1                The purpose of the Scheme is:

(i)                                   subject to (ii) below, to constitute a legally enforceable agreement between the Company and each Pension Scheme Trustee the effect of which is to reduce the amount of any Section 75 Debt due to the Pension Scheme Trustees from the Company to a sum of US$1 in respect of each Pension Scheme as part of an arrangement under part 26 of the Companies Act (as successor to section 425 of the Companies Act 1985 by operation of section 1297 of the Companies Act) and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of Scheme Claims; or

(ii)                                in respect of the 1983 Pension Scheme only, if, prior to the Scheme becoming Effective: (i) the Pension Protection Fund has validated a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005; and (ii) The Trustees of the Sea Containers 1983 Pension Scheme have given notice that the 1983 Scheme Deed of Compromise shall become effective, to preserve the amount of US$1 which is due to The Trustees of the Sea Containers 1983 Pension Scheme from the Company pursuant to the 1983 Scheme Deed of Compromise and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of any Scheme Claim of The Trustees of the Sea Containers 1983 Pension Scheme.

In respect of each of (i) and (ii) above, the liability of the Company to the Pension Scheme Trustees shall be satisfied by payment of Scheme Consideration to each Scheme Creditor, consisting of US$1.

2.                                     THE SCHEME

2.1                               Application of the Scheme

2.1.1                      The matters to be effected by the Scheme, as described in Clause 1.7 above, will apply to all Scheme Claims and shall be binding on the Scheme Creditors.

2.1.2                      The rights of the Scheme Creditors under this Scheme shall be accepted by them in full and final settlement of all Scheme Claims.

2.1.3                      Payment to a Scheme Creditor of its share of Scheme Consideration shall discharge the corresponding Scheme Claim in full and thereafter the Company shall have no further liability in respect thereof.

2.1.4                      The Scheme shall become Effective from the Effective Date.

2.2                               Moratorium

2.2.1                      Upon and with effect from the Effective Date, provided that each Scheme Creditor shall have been paid its Scheme Consideration, no Scheme Creditor shall be entitled to take, commence or continue any Proceeding in any jurisdiction whatsoever in respect of, arising from or relating to any Scheme Claim.

2.2.2                      If, and to the extent that, a Scheme Creditor obtains against the Company or its property in relation to a Scheme Claim an order, judgment, decision or award of a court or tribunal in contravention of Clause 2.2.1, such order, judgment, decision or award shall not give rise to a Scheme Claim.

2.2.3                      Nothing in this Clause 2.2 shall prejudice the enforcement by a Scheme Creditor of its respective rights under the Scheme or preclude a Scheme Creditor or the Company from applying to Court to determine any matter arising under or in relation to the Scheme.

2.3                               Releases

2.3.1                      This Clause is without prejudice to the Company’s rights under Clause 2.2.1 and is subject to Clause 5.1.

2.3.2                      In consideration of the rights of the Scheme Creditors under this Scheme, all Liabilities on the part of the Company in respect of Scheme Claims automatically and without further documentation or actions of the parties shall be compromised (to the extent described above), fully and finally discharged, satisfied and cancelled upon the date on which the Scheme Consideration is paid to the Pension Scheme Trustees.

2.3.3                      The Scheme shall provide a full and effective release of all Liabilities of the Company in respect of the Pension Scheme Indebtedness subject always to payment by the Company of the Scheme Consideration.

2.3.4                      The Scheme will only apply to the Pension Scheme Trustees in respect of the Pension Scheme Indebtedness.  The additional distribution of Scheme Consideration under the Scheme is wholly without prejudice to the rights of the Pension Scheme Trustees to receive a distribution under the Plan, the Pension Schemes Settlement Agreement and the Bermuda Scheme.

2.4                               Time Limits

The Scheme Administrators may, at their absolute discretion, extend any time period (except the Bar Date) referred to in the Scheme.  The power to extend time periods under this Clause 2.4 may be exercised for any one or more Scheme Creditors or for all Scheme Creditors and time may be extended under this Clause 2.4 in respect of any one or more Scheme Claims.

3.                                     SCHEME CLAIMS AND PROCEDURE FOR DISTRIBUTIONS

3.1                               Classes of Claims

The Pension Scheme Trustees shall form one Class for the purpose of the Scheme.

3.2                               Entitlement to Scheme Consideration

Each Pension Scheme Trustee shall be entitled to its share of the Scheme Consideration in order to settle and compromise (to the extent provided for above) its share of Pension Scheme Indebtedness under the Scheme.

4.                                     THE SCHEME ADMINISTRATORS

4.1                               The Scheme Administrators

4.1.1                      There shall be one or more Scheme Administrators having the duties and functions conferred upon them by the Scheme. The first Scheme Administrators shall be Anthony Kett and Colin Haig.

4.1.2                      Reorganised SCSL shall provide, upon written request, such advice and assistance to the Scheme Administrators as may be requested to facilitate the implementation and operation of the Scheme.

4.1.3                      The Scheme Administrators may carry out their duties and functions under the Scheme either jointly or severally and shall be entitled to use the services of their firm, their partners and employees to assist them in the performance of their duties and functions.

4.1.4                      No Scheme Creditor shall be entitled to challenge the validity of any act done or omitted to be done by the Scheme Administrators in connection with the Scheme and/or (where appropriate) the Scheme Meetings and the Scheme Administrators shall not be liable for any loss suffered by any Scheme Creditor or third party unless such loss is attributable to their fraud or dishonesty.  Accordingly, no Scheme Creditor shall bring or institute any proceedings, claims or complaints against the Scheme Administrators save with respect to any such fraud or dishonesty.

4.1.5                      A Scheme Administrator may resign his appointment at any time by giving no less than three months’ notice to Reorganised SCSL or on such shorter period of notice as the Scheme Administrator and Reorganised SCSL may agree in writing.

4.1.6                      A Scheme Administrator may be removed from office by Reorganised SCSL at any time on Reorganised SCSL giving the Scheme Administrator 30 days’ notice or on such shorter period of notice as the Scheme Administrator and Reorganised SCSL may agree in writing.

4.1.7                      The office of a Scheme Administrator shall be vacated if that Scheme Administrator:

(i)                                   dies;

(ii)                                is convicted of an indictable offence;

(iii)                             resigns his office in accordance with Clause 4.1.5 or is removed by Reorganised SCSL in accordance with Clause 4.1.6;

(iv)                            becomes bankrupt, or proposes a voluntary arrangement with his creditors;

(v)                               is disqualified from acting as a director of a company or is subject to a disqualification undertaking or equivalent in any other jurisdiction; or

(vi)                            becomes mentally disordered.

4.1.8                      If the office of a Scheme Administrator is vacated under Clauses 4.1.5, 4.1.6 or 4.1.7, Reorganised SCSL shall be entitled to appoint a replacement Scheme Administrator provided that such replacement consents to and is qualified to act and is not disqualified under Clause 4.1.7.

4.1.9                      The Company acknowledges that the Scheme Administrators will (subject to any restriction which may be necessary or which may be imposed in order to preserve confidentiality or privilege) be entitled to have reasonable access to all such information and to all books, papers, documents and other information contained or represented in any format whatsoever in the possession or under the control of the Company in relation to the Scheme as may from time to time be reasonably required in relation to the operation of the Scheme.

4.1.10                In the event that, pursuant to Clause 4.1.8 above, there is a change of Scheme Administrator, the replacement Scheme Administrators shall notify the Scheme Creditors of any such change.

5.                                     GENERAL SCHEME PROVISIONS

5.1                               Final Implementation and Termination of the Scheme

5.1.1                      If the Company shall go into liquidation (within the meaning given to the expression in section 247(2) of the Insolvency Act) or the Company shall enter administration (in accordance with Schedule B1 of the Insolvency Act), the Scheme shall not terminate and shall, in all respects, continue in full force and effect according to its terms.

5.1.2                      The Scheme Administrators shall notify the Company when all Admitted Scheme Claims have been satisfied in full in accordance with the Scheme. On or as soon as practicable thereafter, the Scheme Administrators shall cause to be published on the Website notice that the purpose of the Scheme has been fulfilled and that no further payment shall be made by the Company in respect of Admitted Scheme Claims.  The Scheme shall terminate on the date of such notice.  The Scheme Administrators shall be released from their obligations under the Scheme from the date of such notice, without prejudice to any accrued rights under the Scheme of the Company or the Scheme Administrators as at the date of such release.

5.1.3                     Clauses 1, 1.1.2, 1.1.3, 2.3.2, 5.6 and 5.7 and this Clause 5.1.3 shall survive termination of the Scheme.

5.2                               Scheme Costs

5.2.1                      Under and in accordance with the terms of the Plan, Reorganised SCL is to pay in full:

(i)                                   all accrued fees and expenses (including success fees) for services rendered by all Professionals through and including the Plan Effective Date, to the extent such fees and expenses have not been paid and regardless of whether a fee application has been filed for such fees and expenses.  A Professional’s fees or expenses shall not be paid to the extent the US Bankruptcy Court enters a final order denying such fees or expenses; and

(ii)                                to the extent not otherwise fully satisfied by the Company, the amounts reasonably required by the Scheme Administrators to perform their duties pursuant to the Scheme, including any costs, expenses or amounts relating thereto and their own applicable professional rates, if any, as determined by the Plan Administrator in accordance with the Plan.

5.2.2                      For the avoidance of doubt, save as expressly provided in the Scheme, any costs, charges, expenses, remuneration and disbursements which are expressed to be payable by the Company in accordance with the terms of this Scheme shall not be paid out of the Scheme Consideration.

5.3                               Modification of the Scheme

The Company may, at any hearing to sanction the Scheme, consent on behalf of all those concerned to any modification of the Scheme or any terms or conditions which the Court may think fit to impose and which would not directly or indirectly have a material adverse effect on the interest of any Scheme Creditor under the Scheme.  For the avoidance of doubt, any modification which would or might affect the eligibility of the Pension Schemes for the Pension Protection Fund would have a material adverse effect.

5.4                               Force Majeure

None of the Scheme Creditors, the Company or the Scheme Administrators shall be in breach of its obligations under the Scheme as a result of any delay or non-performance of its obligations under this Scheme arising from any Force Majeure.

5.5                               Explanatory Statement

In the event of a conflict or inconsistency between the terms of the Scheme and the terms of the Explanatory Statement, the terms of the Scheme will prevail.

5.6                               Notice

5.6.1                      Any notice or other communication to be given under or in connection with this Scheme, including notification of the Scheme having become effective, shall be given in writing and may be delivered personally, or sent by pre-paid first class post, and by air mail where it is addressed to a different country from that in which it is posted, to:

(i)            the Company at:

Kirkland & Ellis International LLP
30 St Mary Axe
London EC3A 8AF
Telephone : 020 7469 2070
Facsimile : 020 7469 2001
Attention of Lyndon E. Norley

With copies to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Telephone : 001 312 861 2342

Facsimile : 001 312 660 9768

Attention of David Agay

in the case of the Scheme Creditor, to its last known address according to the Company

(ii)                                in the case of any other person, any address for that person in any agreement entered into in connection with the Scheme or by fax.

5.6.2                      Any notice or other communication under the Scheme shall be deemed to have been delivered:

(i)                                   if delivered personally, on the first Business Day following delivery;

(ii)                                if sent by pre paid first class post or by airmail, on the second Business Day after posting if the recipient is in the country of dispatch, otherwise on the seventh Business Day after posting;

(iii)                             if by fax, on the Business Day sent; and

(iv)                            if by advertisement, on the date of publication.

5.6.3                      The Company shall not be responsible for any loss or delay in the transmission of any notices or other documents posted by or to any Scheme Creditor which shall be posted at the risk of such Scheme Creditor.

5.7                               Governing law and jurisdiction

5.7.1       The Scheme shall be governed by, and construed in accordance with, English law and the Scheme Creditors each hereby agree that the Court shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of the Explanatory Statement or any provision of the Scheme, or out of any action taken or omitted to be taken under the Scheme or in connection with the administration of the Scheme, and, for such purposes, the Scheme Creditors irrevocably submit to the jurisdiction of the Court provided, however, that nothing in this Clause 5.7 shall affect the validity of other provisions determining governing law and jurisdiction as between the Company and any of the Scheme Creditors (whether pursuant to the Plan, the Bermuda Scheme or otherwise), whether contained in any contract or otherwise.

5.7.2       The terms of the Scheme and the obligations imposed on the Company, SCL and Newco hereunder shall take effect subject to any prohibition or condition imposed by law.

Dated [•] 2008

PART III:   NOTICE OF MEETING TO SCHEME CREDITORS

IN THE HIGH COURT OF JUSTICE (ENGLAND AND WALES) IN THE MATTER OF SEA CONTAINERS SERVICES LIMITED and IN THE MATTER OF THE COMPANIES ACT 2006

NOTICE IS HEREBY GIVEN that, by an Order dated [•] 2008 made in the High Court of Justice of England and Wales in the above matter, a meeting of the Scheme Creditors (as defined in the Scheme of Arrangement hereinafter mentioned) was ordered to be convened of the above named company (hereinafter called the “Company”) for the purpose of considering and, if thought fit, approving (with or without modification) a Scheme of Arrangement proposed to be made between the Company and the Scheme Creditors (as therein defined) and that such meeting will be held at the offices of Kirkland & Ellis International LLP, 30 St Mary Axe, London EC3A 8AF, United Kingdom on [27 October] 2008 commencing at 10.00 a.m. at which place and time the Scheme Creditors are requested to attend.

The Scheme Creditors may vote in person at the said meeting or they may appoint another person, whether such person is or is not a Scheme Creditor, as their proxy to attend and vote in their place and are requested to complete the Form of Proxy, which can be obtained by request from Kirkland & Ellis International LLP, and return it to Lyndon E. Norley at Kirkland & Ellis International LLP, 30 St Mary Axe, London EC3A 8AF, United Kingdom, Telephone: +44 207 469 2070, Facsimile: +44 207 469 2001.  The Form of Proxy must be received by 9.00 a.m. (London time) on [27 October] 2008.

Each Scheme Creditor or his proxy will be required to register his attendance at the meeting prior to its commencement.  Registration will commence at 9.00 am.

By the Order, the Court has appointed Lyndon E. Norley or failing him Partha Kar to act as Chairman at the said meeting and has directed the Chairman to report the result of the meeting to the Court.

A copy of the Scheme of Arrangement and a copy of the Explanatory Statement required to be furnished pursuant to section 897 of the Companies Act 2006 are incorporated or enclosed with the Scheme document.

The Scheme of Arrangement will be subject to the subsequent sanction of the Court.

Dated this [•] day of [•] 2008.

Kirkland & Ellis International LLP